                                                                     EXHIBIT 2.2










                            ASSET PURCHASE AGREEMENT

                                      among

                          CANFIELD TECHNOLOGIES, INC.,
                            a New Jersey corporation,

                           ENVIRONMENTAL ALLOYS, INC.,
                             a Florida corporation,

                                       and

                               KAYDON CORPORATION,
                             a Delaware corporation




                           Dated as of August 11, 2000

                               TABLE OF CONTENTS


                                                                                                               PAGE
                                                                                                               ----
ARTICLE I
PURCHASE AND SALE OF ACQUIRED ASSETS; CLOSING
1.1.     Purchase and Sale........................................................................................1
1.2.     Purchase Price; Allocation...............................................................................3
1.3.     Closing Balance Sheet; Calculation of the Additional Consideration.......................................4
1.4.     Assumption of Liabilities................................................................................5
1.5.     Closing; Payment of the Purchase Price and the Additional Consideration..................................7
1.6.     Escrow...................................................................................................8
1.7.     Certain Definitions......................................................................................8

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF THE SELLERS
2.1.     Organization of the Sellers; Qualification..............................................................10
2.2.     Authority; No Violation or Consent......................................................................10
2.3.     No Subsidiaries or Investments..........................................................................11
2.4.     Financial Statements....................................................................................11
2.5.     No Undisclosed Liabilities..............................................................................11
2.6.     Absence of Certain Changes or Events....................................................................12
2.7.     Real Estate and Tangible Personal Properties; Title.....................................................12
2.8.     Patents, Trademarks, Trade Names, Etc...................................................................13
2.9.     Environmental Matters...................................................................................14
2.10.    Insurance...............................................................................................17
2.11.    Labor Matters...........................................................................................18
2.12.    ERISA; Benefit Plans....................................................................................18
2.13.    Certain Contracts and Arrangements......................................................................20
2.14.    Legal Proceedings, Etc..................................................................................21
2.15.    Governmental Authorizations and Regulations.............................................................21
2.16.    Taxes...................................................................................................21
2.17.    Transactions with Stockholders, Officers, Directors, Etc................................................22
2.18.    Change in Control Agreements............................................................................22
2.19.    Commissions.............................................................................................22
2.20.    Inventory...............................................................................................22
2.21.    Accounts and Notes Receivable...........................................................................22
2.22.    Suppliers...............................................................................................23
2.23.    Customers...............................................................................................23
2.24.    Officers, Directors and Employees.......................................................................23
2.25.    Effect of Transaction...................................................................................23
2.26.    Compliance with Law.....................................................................................23
2.27.    Absence of Certain Commercial Practices.................................................................24

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
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2.28.    No Competing Business...................................................................................24
2.29.    Accuracy of Certain Information.........................................................................24

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF PURCHASER
3.1.     Organization............................................................................................24
3.2.     Authority Relative to this Agreement....................................................................25
3.3.     Consents and Approvals; No Violation....................................................................25
3.4.     Financing...............................................................................................25

ARTICLE IV
COVENANTS OF THE PARTIES
4.1.     Conduct of Business of the Sellers......................................................................25
4.2.     Access to Information...................................................................................26
4.3.     Additional Financial Statements.........................................................................27
4.4.     Consents................................................................................................27
4.5.     Filings.................................................................................................27
4.6.     No Shopping, Etc........................................................................................27
4.7.     Furnishing Information; Announcements...................................................................27
4.8.     Additional Agreements...................................................................................28
4.9.     Notification of Certain Matters.........................................................................28
4.10.    Tax Matters.............................................................................................28
4.11.    Industrial Site Recovery Act............................................................................29
4.12.    Simple IRA Plan.........................................................................................29
4.13.    Change of Corporate Name................................................................................29

ARTICLE V
CONDITIONS TO OBLIGATIONS OF PURCHASER
5.1.     Representations and Warranties; Agreements..............................................................29
5.2.     Authorization; Consents.................................................................................29
5.3.     Opinion of the Sellers' Counsel.........................................................................30
5.4.     Absence of Litigation...................................................................................30
5.5.     Title Policy Commitment.................................................................................30
5.6.     Consent and Estoppel Certificate........................................................................30
5.7.     ISRA Determination......................................................................................31
5.8.     Employment Agreement....................................................................................31
5.9.     Non-Competition Agreement...............................................................................31
5.10.    Secured Indebtedness....................................................................................31
5.11.    Other Deliveries........................................................................................31
5.12.    Transfer of Lukens Metal Corp...........................................................................31
5.13.    Simultaneous Closings...................................................................................31

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
ARTICLE VI
CONDITIONS TO OBLIGATIONS OF THE SELLERS
6.1      Representations and Warranties; Agreements..............................................................32
6.2      Authorization; Consents.................................................................................32
6.3      Opinion of Purchaser's Counsel..........................................................................32
6.4.     ISRA Determination......................................................................................32
6.5.     Secured Indebtedness....................................................................................32
6.6.     Other Deliveries........................................................................................32
6.7.     Simultaneous Closings...................................................................................32

ARTICLE VII
INDEMNIFICATION
7.1.     Indemnification.........................................................................................33
7.2.     Payment for Indemnity Claims............................................................................35

ARTICLE VIII
MISCELLANEOUS
8.1      Termination.............................................................................................35
8.2.     Survival................................................................................................36
8.3.     Expenses................................................................................................37
8.4.     Headings................................................................................................37
8.5.     Notices.................................................................................................37
8.6.     Assignment..............................................................................................38
8.7.     Entire Agreement........................................................................................38
8.8.     Modifications, Amendments and Waivers...................................................................38
8.9.     Counterparts............................................................................................38
8.10.    Governing Law...........................................................................................38
8.11.    Accounting Terms........................................................................................38
8.12.    Severability............................................................................................38
8.13.    Specific Performance....................................................................................39
8.14.    Third Parties...........................................................................................39
SIGNATURES.......................................................................................................40

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
INDEX OF DEFINED TERMS                                                                                      SECTION
         1999 Financial Statements...........................................................................2.4(a)
         1999 FSC Commissions................................................................................1.2(a)
         Accountant's Determination..........................................................................1.3(c)
         Acquired Assets........................................................................................1.1
         Additional Consideration............................................................................1.2(a)
         Additional Consideration Worksheets.................................................................1.3(a)
         Agreement.........................................................................................Preamble
         Alloys............................................................................................Preamble
         Arbitrating Accountants.............................................................................1.3(c)
         Assumed Liabilities.................................................................................1.4(a)
         Business Days .........................................................................................1.7
         Closing.............................................................................................1.5(a)
         Closing Balance Sheet...............................................................................1.3(a)
         Closing Date........................................................................................1.5(a)
         Code................................................................................................2.7(b)
         Environmental Actions...............................................................................2.9(c)
         Environmental Costs.................................................................................2.9(m)
         Environmental Laws..................................................................................2.9(m)
         Environmental Matter................................................................................2.9(m)
         Environmental Permits...............................................................................2.9(m)
         ERISA..............................................................................................2.12(c)
         Escrow Amount.......................................................................................1.6(a)
         Escrow Agreement....................................................................................1.6(a)
         Excluded Assets........................................................................................1.1
         Excluded Debt..........................................................................................1.7
         Excluded Liabilities................................................................................1.4(b)
         Final Determination Date............................................................................1.3(c)
         First 30-Day Period.................................................................................1.3(b)
         GAAP...................................................................................................1.7
         Hazardous Waste.....................................................................................2.9(m)
         HSR Act.............................................................................................2.2(e)
         Indemnified Party...................................................................................7.1(c)
         Indemnifying Party..................................................................................7.1(c)
         Intellectual Property..................................................................................2.8
         Interim Financial Statements........................................................................2.4(b)
         ISRA................................................................................................2.2(e)
         Key Employees..........................................................................................1.7
         Leases.................................................................................................1.7
         Legal Expenses......................................................................................7.1(c)
         Lien...................................................................................................1.7
         Losses..............................................................................................7.1(c)


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
         Material Adverse Effect................................................................................1.7
         NJDEP...............................................................................................2.9(j)
         Non-Competition Agreement..............................................................................5.9
         Objection Notice....................................................................................1.3(b)
         Person.................................................................................................1.7
         Plans..............................................................................................2.12(a)
         Post-May 2000 Earnings..............................................................................1.2(a)
         Post-May 2000 FSC Commissions.......................................................................1.2(a)
         Properties..........................................................................................1.1(b)
         Purchase Price......................................................................................1.2(a)
         Purchased Business................................................................................Preamble
         Purchaser.........................................................................................Preamble
         Real Estate............................................................................................1.7
         Regulated Substances................................................................................2.9(m)
         Required Consents......................................................................................4.4
         Seller or Sellers.................................................................................Preamble
         Sellers' Calculation of a Disputed Item.............................................................1.3(d)
         Settlement Agreement................................................................................1.3(c)
         Shareholders...........................................................................................1.7
         Tangible Property...................................................................................2.7(a)
         Tax Differential....................................................................................1.2(a)
         Taxes.................................................................................................2.16
         Technologies......................................................................................Preamble

SCHEDULES:
       Schedule 1.1  --  Excluded Assets
       Schedule 1.2(a) -- Calculation of Tax Differential
       Schedule 1.2 (b) -- Allocation of Purchase Price and Assumed Liabilities
       Schedule 1.7 -- Exceptions from GAAP
       Schedule 2.7 -- Properties; Title
       Schedule 2.8 -- Intellectual Property
       Schedule 2.9 -- Environmental Matters
       Schedule 2.10 -- Insurance
       Schedule 2.11 -- Labor Matters
       Schedule 2.12 -- ERISA; Benefit Plans
       Schedule 2.13 - Certain Contracts and Arrangements
       Schedule 2.17 -- Certain Transactions
       Schedule 2.21 -- Accounts and Notes Receivable
       Schedule 2.23 -- Customers
       Schedule 2.24 -- Officers, Directors and Employees
       Schedule 2.29 - Accuracy of Certain Information
       Schedule 4.4 -- Required Consents

         Schedule 5.3  --  Opinion of Sellers' Counsel
         Schedule 6.3  --  Opinion of Purchaser's Counsel

EXHIBITS:

         Exhibit A -- Form of Escrow Agreement
         Exhibit B -- Form of Non-Competition Agreement

                            ASSET PURCHASE AGREEMENT

         This ASSET PURCHASE AGREEMENT (this "Agreement") is made as of August 11, 2000 by and among KAYDON CORPORATION, a Delaware corporation ("Purchaser"), CANFIELD TECHNOLOGIES, INC., a New Jersey corporation ("Technologies"), and ENVIRONMENTAL ALLOYS, INC., a Florida corporation ("Alloys"). Technologies and Alloys are collectively referred to as the "Sellers", and each of them a "Seller." Purchaser desires to purchase substantially all of the assets of the Sellers used by the Sellers or useful in the manufacture and sale of products at the Sellers' facilities located in Sayreville, New Jersey which constitutes the entire business conducted by the Sellers (the "Purchased Business"), and the Sellers desire to sell all such assets to Purchaser on the terms and conditions hereinafter set forth. Capitalized terms not otherwise defined herein shall have the meanings given to them in Section 1.7 hereof.

         In consideration of the premises and of the respective covenants and agreements contained herein, the parties hereto hereby agree as follows:

                                    ARTICLE I
                  PURCHASE AND SALE OF ACQUIRED ASSETS; CLOSING

         1.1. Purchase and Sale. Upon and subject to the terms and conditions hereof, the Sellers will sell, convey, transfer, assign and deliver to Purchaser and Purchaser will purchase from the Sellers, as a going concern, as of and with effect from the beginning of business on the Closing Date, all of the assets and properties owned, directly or indirectly, beneficially or of record, by the Sellers or to which the Sellers are entitled and belonging to or used in the Purchased Business of every kind and description, whether tangible or intangible, real, personal or mixed, and wheresoever situate (the "Acquired Assets"), except those assets listed in Schedule 1.1 hereto (the "Excluded Assets"). Without limiting the generality of the foregoing, the Acquired Assets to be sold and purchased hereunder include:

         (a) all cash, cash equivalents, investment securities, accounts receivable and miscellaneous receivables of the Purchased Business, including (but not limited to) billings not collected, goods shipped and not billed and miscellaneous receivables relating to goods shipped and not yet billed;

         (b) all of the Sellers' right, title and interest in the membership interests owned by each Seller in Canfield Properties, L.L.C., a New Jersey limited liability company ("Properties") that owns the Real Estate and all right, title and interest of Sellers under the Leases;

         (c) all plants, buildings, structures, erections, improvements, appurtenances and fixtures situate on or forming part of the Real Estate;

         (d) all fixed machinery and fixed equipment situate on or forming part of the Real Estate;

         (e) all other machinery and equipment and all vehicles, computers (hardware, software, documentation and manuals therefor), tools, spare parts, handling equipment, furniture, furnishings, supplies and accessories owned by the Sellers and used in connection with the Purchased Business;

         (f) the full benefit of all leases of machinery and equipment in which any Seller is lessee relating to the Purchased Business;

         (g) all inventories of raw materials, work-in-process and finished goods and spare parts;

         (h) all new and unused manufacturing, office, preventive maintenance, shipping and packaging supplies owned by the Sellers and relating to the Purchased Business;

         (i) the full benefit of all franchise, license, management and non-compete agreements, and all other contracts or commitments to which the Sellers are entitled in connection with the Purchased Business including, without limiting the generality of the foregoing, all unfilled orders received by the Sellers in connection with the Purchased Business; and all forward commitments to the Sellers for supplies or materials entered into in the usual and ordinary course of the Purchased Business for use in the Purchased Business whether or not there are any written contracts with respect thereto;

         (j) the full benefit of all licenses, registrations, permits and quotas used to carry on the Purchased Business in its usual and ordinary course including, without limiting the generality of the foregoing, the licenses, registrations, permits and quotas listed or described on any Schedule hereto;

         (k) all the right, title, benefit and interest of the Sellers in and to all intellectual, industrial and proprietary rights including without limitation
(i) inventions, (ii) all granted patents and any reissues thereof, (iii) copyrights, whether registered or unregistered, (iv) designs and industrial designs and all registrations and applications for registration therefor, (v) trademarks, service marks, trade names and any word, symbol, icon, logo or other indicia of origin adopted or used in connection with any product made or service provided in the Purchased Business including, without limitation, the names "Canfield Technologies" and "Environmental Alloys" and any derivation or variation thereof or name similar thereto, whether registered or unregistered, and rights to prevent unfair trading, (vi) trade secrets, confidential information and know-how, (vii) all applications and registrations for all of the foregoing, (viii) all licenses, including sublicenses to use intellectual, industrial or proprietary rights of third parties, and (x) all licenses, including sublicenses granted to third parties to use any of the foregoing, including, but not limited to, the Intellectual Property assets identified in
Schedule 2.8 hereto;

         (l) the goodwill of the Purchased Business including, without limiting the generality of the foregoing, the exclusive right of Purchaser to represent itself as carrying on the Purchased Business in continuation of and in succession to the Sellers and the right to use any words indicating that the Purchased Business is so carried on; and all records of sales, customer lists and supplier lists of, or used in connection with, the Purchased Business;

         (m) all prepaid expenses and deposits relating to the Purchased Business including, without limiting the generality of the foregoing, all prepaid taxes and water rates, all prepaid purchases of gas, oil and water, and all prepaid lease payments;

         (n) all plans and specifications in the Sellers' possession or under its control relating to the plants, buildings, structures, erections, improvements, appurtenances and fixtures situate on or forming part of the Real Estate including, without limiting the generality of the foregoing, all such electrical, mechanical and structural drawings related thereto and all building location surveys for the Real Estate as are in the possession or under the control of the Sellers;

         (o) all personnel records, inspection records, issued invoices, accounting and business records (except the Sellers' stock transfer books and records and minute books) and other records, books, documents and databases relating to the Purchased Business, the Acquired Assets and those employees who are, pursuant to the provisions of this Agreement, to be employed by Purchaser as are in the possession or under the control of the Sellers; and

         (p) all warranties and guaranties running to the benefit of the Sellers.

The Acquired Assets shall be transferred to Purchaser free and clear of all Liens, except Liens for real or personal property taxes not yet due and payable on the Closing Date, and except as otherwise provided herein.

         1.2. Purchase Price; Allocation.

         (a) The purchase price payable to the Sellers for the Acquired Assets shall be $17,942,393 plus the Additional Consideration (as defined below) (the "Purchase Price"). The "Additional Consideration" shall mean the following: (i) all fiscal year 2000 pre-tax earnings of the Sellers from June 1, 2000, to the Closing Date, determined in accordance with GAAP, but only to the extent such earnings have not been distributed to the Shareholders prior to Closing (the "Post-May 2000 Earnings"), (ii) fiscal year 1999 Foreign Sales Corporation commissions of $55,115 (the "1999 FSC Commissions") to the extent not paid prior to Closing, (iii) all fiscal year 2000 Foreign Sales Corporation commissions from June 1, 2000 to the Closing Date (the "Post-May 2000 FSC Commissions") to the extent not paid prior to Closing, and (iv) the amount that will make the Shareholders whole for the differential (resulting from the use of the asset sale form of transaction and Purchaser's write-up of the Acquired Assets) between long-term capital gain and ordinary income tax rates, calculated as set forth in Schedule 1.2(a), (the "Tax Differential").

         (b) The parties have agreed upon an allocation of the Purchase Price and the Assumed Liabilities among the Acquired Assets, as set forth on Schedule 1.2(b). The Sellers and Purchaser, in filing their respective income and other Tax returns (including IRS Form 8594), will use the agreed upon allocation of the Purchase Price and the Assumed Liabilities, and each party agrees to notify the other if any Taxing authority proposes to reallocate the Purchase Price.

         1.3. Closing Balance Sheet; Calculation of the Additional
Consideration.

         (a) As promptly as practicable following the Closing, the Sellers, at the Sellers' cost and expense, shall prepare in accordance with GAAP and based on a physical inventory: (i) a combined balance sheet for Sellers as of the beginning of business on the Closing Date (the "Closing Balance Sheet"), reflecting the combined financial position of Sellers as of the Closing Date,
(ii) a combined statement of operations of Sellers for the period from June 1, 2000, through the Closing Date which sets forth the sum of the Post-May 2000 Earnings and the Post-May 2000 FSC Commissions (i.e., while Post-May 2000 FSC Commissions will not be separately calculable until Sellers' tax returns are prepared following year-end, Sellers will be able to promptly calculate the sum of Post-May 2000 Earnings and Post-May 2000 FSC Commissions), and (iii) a calculation of the Tax Differential (which combined statement of operations and Tax Differential calculation are together referred to as the "Additional Consideration Worksheets"). During and after the preparation of the Closing Balance Sheet and the Additional Consideration Worksheets and until the Final Determination Date (as defined below), Purchaser and Sellers shall each provide the other and its advisors with timely access to the records of the Sellers and Purchaser, their respective accountants and the work papers, trial balances and similar materials used in connection with the preparation of the Closing Balance Sheet and all Additional Consideration Worksheets. Notwithstanding the foregoing, Sellers shall have full and complete access after Closing, at reasonable times and places, to their accounting and business records for the purpose of preparing tax returns and in connection with any audit of Sellers' tax returns and for purposes of fulfilling their indemnity obligations under
Article VII.

         (b) Following receipt of each of the Additional Consideration Worksheets , Purchaser will have thirty (30) days (the "First 30-Day Period") to review such Additional Consideration Worksheet. At or before the end of the First 30-Day Period, Purchaser will either (i) accept such Additional Consideration Worksheet in its entirety, or (ii) deliver to the Sellers a written notice (the "Objection Notice") setting forth Purchaser's calculation of the amount in such Additional Consideration Worksheet, in which case the difference between the Sellers' and Purchaser's calculations shall be deemed to be in dispute. The failure by Purchaser to deliver the Objection Notice within the First 30- Day Period shall constitute Purchaser's acceptance of such Additional Consideration Worksheet.

         (c) If Purchaser delivers an Objection Notice under Section 1.3(b) in a timely manner, then, within a further period of ten (10) Business Days from the end of the First 30-Day Period, the parties and, if desired, their respective accountants will attempt to resolve in good faith any disputed items and reach a written agreement (the "Settlement Agreement") with respect thereto. Failing such resolution, then unresolved disputed items will be referred for final binding determination to an independent nationally-recognized firm of certified public accountants mutually acceptable to the Sellers and Purchaser (the "Arbitrating Accountants"). Such determination (the "Accountant's Determination") shall be (i) in writing, (ii) furnished to the Sellers and Purchaser as soon as practicable after the items in dispute have been referred to the Arbitrating Accountants, (iii) made in accordance with GAAP, and (iv) nonappealable and incontestable by the Sellers or Purchaser and not subject to collateral attack for any reason. For purposes of this Section 1.3, the "Final

Determination Date," as to each of the Additional Consideration Worksheets, shall mean the earliest to occur of (i) the 31st day (or if not a Business Day, the first Business Day thereafter) following the receipt by Purchaser of the Additional Consideration Worksheet if Purchaser shall have failed to deliver the Objection Notice to the Sellers within the First 30-Day Period, (ii) the date on which either the Sellers or Purchaser gives the other a written notice to the effect that such party has no objection to the other party's determination of the Additional Consideration Worksheet, (iii) the date on which the Sellers and Purchaser execute and deliver a Settlement Agreement, (iv) the date as of which the Sellers and Purchaser shall have received the Accountant's Determination, or
(v) as to the undisputed portion of an Additional Consideration Worksheet, the first date as of which the undisputed portion is identified.

         (d) If an Accountant's Determination under Section 1.3(c) is at least 95% of the amount of the Sellers' Calculation of a Disputed Item, then the fees and expenses of the Arbitrating Accountants for such Accountant's Determination of such disputed item shall be paid entirely by the Purchaser. If an Accountant's Determination under Section 1.3(c) is at least 80% but less than 95% of the amount of the Sellers' Calculation of a Disputed Item, then the fees and expenses of the Arbitrating Accountants for such Accountant's Determination of such disputed item shall be borne equally by the Sellers, on the one hand, and the Purchaser, on the other hand. If an Accountant's Determination under
Section 1.3(c) is less than 80% of the amount of the Sellers' Calculation of a Disputed Item, then the fees and expenses of the Arbitrating Accountants for such Accountant's Determination of such disputed item shall be paid entirely by the Sellers. As used in this subsection 1.3(d), the "Sellers' Calculation of a Disputed Item" means the Sellers' calculation after any attempted good faith resolution with Purchaser, but prior to submission to the Arbitrating Accountants, of (i) the sum of the Post-May 2000 Earnings and the Post-May 2000 FSC Commissions, or (ii) the Tax Differential.

         1.4.     Assumption of Liabilities.

         (a) In addition to payment of the Purchase Price, upon and subject to the terms and conditions hereof, at the Closing, Purchaser shall assume and agree to pay, perform and discharge only the following liabilities of Sellers exclusively relating to the Purchased Business (the "Assumed Liabilities"):

                  (i) those liabilities reflected on the Interim Financial Statements which remain unpaid on the Closing Date and which are not Excluded Liabilities (as defined in Section 1.4(b));

                  (ii) those liabilities which have arisen in the ordinary course of Sellers' business up to and including the date of the Interim Financial Statements, which were not of a type or nature required to be, or that could be, reflected on either such Statement under GAAP, including warranty claims relating to products manufactured by either Seller prior to Closing;

                  (iii) those liabilities which have arisen in the ordinary course of Sellers' business subsequent to the date of the Interim Financial Statements, including warranty claims relating to products manufactured by either Seller prior to Closing;

                  (iv) those liabilities and obligations arising under Sellers' contracts, agreements, other instruments, commitments, arrangements and understandings which are either (1) listed on Schedule 2.13 or other Schedules to this Agreement, or (2) exempt from listing on Schedule
         2.13 by the terms of Section 2.13; and

                  (v) those liabilities and obligations otherwise disclosed in this Agreement (including any schedule, exhibit or document delivered pursuant to this Agreement) unless such disclosure identifies the liability or obligation as an Excluded Liability.

         (b) Notwithstanding anything in this Agreement to the contrary, the Assumed Liabilities are the only liabilities of the Sellers or the Purchased Business to be assumed, paid, performed and discharged by Purchaser. All liabilities and obligations of the Sellers or the Purchased Business other than the Assumed Liabilities are herein sometimes referred to as the "Excluded Liabilities." Without limiting the generality of the foregoing, Purchaser shall not assume, pay, perform or discharge any of the following Excluded Liabilities:

                  (i) any liability or obligation of the Sellers for fees, costs and expenses of the Sellers' attorneys, independent public accountants or other outside representatives incurred in connection with the negotiation, preparation or consummation of this Agreement or the transactions contemplated hereby;

                  (ii) liabilities or obligations of the Sellers to the Shareholders as such or in connection with or arising out of the issuance or redemption of any shares;

                  (iii) liabilities of the Sellers arising out of any claim, demand or proceeding based on any Environmental Matters, other than continuing obligations under ISRA Approval and under any contract assumed by Purchaser hereunder (e.g. California labeling requirements under the DiPirro Agreement) which shall be Assumed Liabilities and not Excluded Liabilities;

                  (iv) liabilities arising out of any pending litigation disclosed on Schedule 2.10 or arising out of or based on any contract or commitment entered into prior to the Closing Date and which is required to be, but is not disclosed herein or in any Schedule hereto or any document to be delivered hereunder; provided that Sellers shall be entitled to all benefits arising under or out of any such contract or commitment not assumed by Purchaser;

                  (v) liabilities or obligations of the Sellers for any income taxes imposed by federal, state, municipal or any other governmental authority payable by the Shareholders based on Seller's income accrued through the Closing Date;

                  (vi) liabilities or obligations of the Sellers for Excluded Debt; provided that between June 1, 2000 and the Closing Date, Sellers shall not pay down the Excluded Debt by an amount that exceeds 50% of the Post-May 2000 Earnings (it being recognized that Sellers may inadvertently violate this proviso since at the Closing Date the exact amount of the Post-May 2000 Earnings will not yet be known). Upon determination of the Post-May 2000 Earnings, if it is determined that between June 1, 2000 and the Closing Date the Excluded Debt was paid down by an amount exceeding 50% of the Post-May 2000 Earnings, then an adjustment shall be payable from Sellers to Purchaser (in the form of an offset against the Post-May 2000 Earnings and Tax Differential payable by Purchaser to Seller) to reflect what the Excluded Debt would have been on the Closing Date had it been paid down after May 31, 2000 by an amount equal to 50% of the Post-May 2000 Earnings;

                  (vii) any liabilities or obligations of the Sellers with respect to any transaction entered into after the Closing Date;

                  (viii) liabilities or obligations of the Sellers for legal and accounting expenses, user fees and other administrative costs of terminating any Plans which are to be terminated by either Seller pursuant to this Agreement, but excluding Plan contributions accrued as liabilities accrued on Sellers' books as of the Closing and mandatory post-Closing administrative costs, which shall be Assumed Liabilities, and liabilities under any Plans of either Seller that are not terminated by such Seller;

                  (ix) COBRA obligations arising under any health or medical benefit plan maintained by either Seller with respect to any employee terminated prior to Closing; or

                  (x) any liability for which the Sellers are indemnifying Purchaser under this Agreement.

         1.5. Closing; Payment of the Purchase Price and the Additional Consideration.

         (a) Subject to the conditions set forth in this Agreement, the purchase and sale of the Acquired Assets pursuant to this Agreement (the "Closing") shall take place at the offices of Dykema Gossett PLLC, 315 East Eisenhower Parkway, Ann Arbor, Michigan, at 10:00 o'clock a.m., local time, on August 28, 2000, or at such other time, place and date as shall be mutually agreed on by Purchaser and the Sellers, but in no event later than September 15, 2000. The date on which the Closing is to occur is herein referred to as the "Closing Date" and the Closing shall be deemed to be effective as of the beginning of business on the Closing Date.

         (b) At the Closing, Sellers shall sell, assign, convey, transfer and deliver to Purchaser all of the Acquired Assets, wherever located and whether or not recorded on the books of Sellers, by executing and delivering to Purchaser such customary instruments of transfer and such other bills of sale, assignments and other instruments as Purchaser shall reasonably require, including, without limitation, assignments of the Sellers' right, title and interest under the Leases;

         (c) At the Closing, Purchaser shall accept and purchase the Acquired Assets from the Sellers and in payment therefor shall assume the Assumed Liabilities by such instruments as Sellers shall reasonably require, and shall deliver to the Sellers (by intrabank or wire transfer to a bank account designated by the Sellers upon two days' prior written notice to Purchaser) the sum of $17,942,393, plus an amount equal to the 1999 FSC Commissions (to the extent not previously paid), less the Escrow Amount (as defined below). The Sellers may direct Purchaser to deliver a portion of the Purchase Price to certain third parties for fees, expenses, costs or other obligations arising out of or in connection with the transactions contemplated in this Agreement, including without limitation, payments of Excluded Liabilities to PNC Bank or other creditors of either Seller.

         (d) Each item of Additional Consideration, or undisputed portion thereof, will be paid by Purchaser to the Sellers, without deduction or offset of any kind, by intrabank or wire transfer to a bank account designated by the Sellers upon two days' prior written notice to Purchaser within three (3) Business Days after the Final Determination Date with respect to such item of Additional Consideration, or undisputed portion thereof.

         (e) Each assignment, transfer, bill of sale, agreement and other instrument or document required in connection with the sale of the Acquired Assets or the assumption of the Assumed Liabilities otherwise as required under the Agreement shall be reasonably satisfactory in form and substance to the receiving party and its counsel.

         1.6. Escrow. At the Closing, $1,500,000 of the Purchase Price to be paid to the Sellers (the "Escrow Amount") shall be deposited into escrow by Purchaser to be held in accordance with the terms of the Escrow Agreement in substantially the form attached hereto as Exhibit A (the "Escrow Agreement"). To the extent that amounts are to be paid by the Sellers to Purchaser pursuant to this Agreement, such amounts may be paid from the Escrow Amount pursuant to the terms of the Escrow Agreement. Funds remaining in the Escrow Amount following the satisfaction by Sellers of its obligations to Purchaser, if any, shall be released to the Sellers according to the terms of the Escrow Agreement.

         1.7. Certain Definitions. For purposes of this Agreement:

         "Business Days" means Monday through Friday, inclusive, but excluding any day which is a federal legal holiday in the United States;

         "Excluded Debt" means be indebtedness owing by either Seller to any bank or Shareholder, other than $904,800 principal amount of bank debt previously incurred by Sellers to pay dividends out of 1999 earnings, which principal amount shall be an Assumed Liability;

         "GAAP" means generally accepted accounting principles, consistently applied, except as provided on Schedule 1.7;

         "Key Employees" means Daniel V. Grossman, Robert P. McIntire, and Kenneth C. Walsh;

         "Leases" means any written or oral lease agreement under which either of the Sellers leases real or tangible personal property, including any equipments leases and capitalized leases.

         "Lien" means any pledge, lien (including without limitation any Tax lien), charge, claim, community property interest, condition, equitable interest, encumbrance, security interest, mortgage, option, restriction on transfer (including without limitation any buy-sell agreement or right of first refusal or offer), forfeiture, penalty, equity or other right of another person of every nature and description whatsoever;

         "Material Adverse Effect" means any change in, or effect on, the Sellers which is, or is reasonably likely to be, materially adverse to the combined business, properties, results of operations, financial condition or prospects of the Sellers taken as a whole, other than a change or effect that is caused by or results from general economic conditions or that affects generally the industry in which Sellers operate;

         "Person" or "person" means an individual or any corporation, partnership, joint venture, association, limited liability company, trust, unincorporated organization, or other legal entity or a government or governmental entity;

         "Real Estate" means the lands described on Schedule 2.7, and all appurtenances, improvements, buildings and fixtures thereto or thereon; and

         "Shareholders" means Daniel V. Grossman and Robert P. McIntire.

                                   ARTICLE II
                  REPRESENTATIONS AND WARRANTIES OF THE SELLERS

         The Sellers jointly and severally represent and warrant to Purchaser that the following representations and warranties are true and correct:

         2.1. Organization of the Sellers; Qualification. Sellers are each corporations duly organized, validly existing and in good standing under the laws of the state where each is organized, and each has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Sellers are duly qualified or licensed to do business as foreign corporations or entities and are in good standing in each jurisdiction in which the property owned, leased or operated by each of them or the nature of the business conducted by each of them makes such qualification necessary, except where the failure to be so qualified and in good standing will not have a Material Adverse Effect.

         2.2. Authority; No Violation or Consent. Each Seller has full power and authority to enter into this Agreement and to carry out the transactions contemplated hereby and all proceedings required to be taken by or on its part to authorize the execution, delivery and performance of this Agreement have been duly and properly taken. This Agreement has been duly and validly executed and delivered by each Seller and constitutes a valid and binding agreement of each Seller enforceable in accordance with its terms. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the compliance with the terms of this Agreement do not and will not:

                  (a) conflict with or result in any breach of any provision of any Sellers' Articles of Incorporation or Bylaws, (or other similar governing documents) or the terms of any agreement or other instrument to which any Seller is a party or by which it or any of its property may be bound;

                  (b) conflict with, result in a breach of any provision of, constitute (with or without due notice or lapse of time or both) a default under, result in the modification or cancellation of, or give rise to any right of termination or acceleration in respect of, any contract, agreement, commitment, understanding, arrangement or restriction of any kind to which any Seller is a party or to which any Seller or any of its property is subject (excluding however, any mortgage, security agreement, loan agreement or other credit arrangement or facility with PNC Bank or any other secured creditor of a Seller or Properties);

                  (c) result in the creation of any Lien upon, or any Person obtaining the right to acquire, any of the Acquired Assets;

                  (d) violate or conflict with any law, ordinance, code, rule, regulation, decree, order or ruling of any court or governmental authority, to which the Sellers or any of the Acquired Assets is subject;

                  (e) require any authorization, consent, order, permit or approval of, or notice to, or filing, registration or qualification with, any governmental, administrative or judicial authority except as may be required to be in compliance with the provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the provisions of the New Jersey Industrial Site Recovery Act ("ISRA"); or

                  (f) except for the Required Consents listed on Schedule 4.4, require any consent of any Person to the execution, delivery or performance of this Agreement or to the consummation of the transactions contemplated hereby or to the operation of the Purchased Business after the Closing Date substantially as operated prior thereto, including (but not limited to) consents from parties to leases or other agreements or commitments.

         2.3. No Subsidiaries or Investments. Except for the Sellers' ownership of the equity of Properties, the Sellers do not beneficially own, directly or indirectly, any outstanding voting stock of any other corporation, nor is any Seller a party to or involved with any partnership, joint venture, limited liability company or other entity in which either Seller, directly or indirectly, has, or pursuant to any agreement has or will have the right to acquire by any means, an interest or investment representing an equity, profit or voting interest entitling any Seller or any subsidiary of a Seller to vote for or appoint the management of such entity.

         2.4.     Financial Statements.

         (a) The Sellers have previously furnished to Purchaser (i) the combined balance sheet of Technologies and Alloys as of October 31, 1999, audited by Manger & Company; and (ii) the related combined statement of operations and combined statement of retained earnings of Technologies and Alloys for the fiscal year then ended. Such financial statements are hereinafter referred to as the "1999 Financial Statements." The balance sheet included in the 1999 Financial Statements presents fairly the financial position of Technologies and Alloys, and the related statement of operations included therein presents fairly the results of operations and for the fiscal year then ended, in each case in accordance with GAAP.

         (b) The Sellers have previously furnished to Purchaser (i) a combined balance sheet of Technologies and Alloys as of May 31, 2000, and (ii) a combined statement of operations of Technologies and Alloys for the seven-month period ended May 31, 2000. Such financial statements are titled and are hereinafter referred to as the "Interim Financial Statements." The Interim Financial Statements were prepared in conformity with GAAP, except as noted therein, and fairly present (subject to normal year-end audit adjustments) the financial position and results of operations of the Sellers for the periods covered by such statements.

         2.5. No Undisclosed Liabilities. To Sellers' knowledge after inquiry of the Key Employees, except as assumed by Purchaser in Section 1.4(a) or disclosed on any Schedule to this Agreement, none of the Sellers has any liability or obligation, secured or unsecured (whether known or unknown, asserted or unasserted, absolute, accrued, contingent or otherwise, and whether due or to become due), nor is there any such liability or obligation for which any Seller is or may become liable, contingently or otherwise, which is of the type required under GAAP to be reflected in the financial statements but which is not reflected in the Interim Financial Statements or disclosed in the notes thereto, except those which were incurred in the ordinary course of business after May 31, 2000, and are consistent with past practices in nature and are individually and in the aggregate in an amount consistent with the Interim Financial Statements. The Sellers have no knowledge, after inquiry of the Key Employees, of any circumstance, condition, event or arrangement that will hereafter give rise to any liabilities of the Sellers or any successor to the Purchased Business, other than in the ordinary course of business.

         2.6. Absence of Certain Changes or Events. Except as otherwise expressly contemplated by this Agreement, since October 31, 1999, there has not been: (a) any Material Adverse Effect or; (b) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock, property or any combination thereof) in respect of the Sellers' capital stock or any repurchase, redemption or other acquisition by the Sellers of any shares of capital stock or other equity interests of the Sellers, other than payment of the $504,800 dividend payable accrued on the 1999 Financial Statements and declaration and payment in February 2000 of the agreed $400,000 dividend out of 1999 earnings; (c) any damage, destruction or casualty loss, whether covered by insurance or not, materially adversely affecting the business, operations, financial condition or prospects of the Sellers, taken as a whole; or (d) any material change by the Sellers in accounting methods, principles or practices.

         2.7.     Real Estate and Tangible Personal Properties; Title.

         (a) Schedule 2.7 hereto sets forth a list of all Real Estate owned by the Sellers or Properties and also lists any lease pursuant to which either Seller or Properties leases real property as lessee or lessor. The buildings, facilities, machinery, equipment (other than de-commissioned machinery and equipment in storage or held for possible future use), furniture, leasehold and other improvements, fixtures, vehicles, structures, any related capitalized items and other tangible property material to the business or operations of the Sellers (the "Tangible Property") (i) are in good operating condition and repair (normal wear and tear and temporary service outages for repair or replacement excepted), (ii) have received or are receiving through the date hereof repair and replacement in accordance with Sellers' past practices, (iii) are suitable for their current use and are currently in use by the Sellers in the operation of their businesses in the ordinary course (other than items awaiting or undergoing repair, or de-commissioned machinery and equipment in storage or held for possible future use). The Tangible Property is free of any material structural or engineering defects that would have a Material Adverse Effect. Properties is currently undertaking significant roof repairs and refurbishment on the building owned by it.

         (b) Either the Sellers or Properties has good, valid and marketable fee simple title to all of the Real Estate listed on Schedule 2.7 hereto, and the Sellers have good, valid and marketable title to the Tangible Property and all of the other assets reflected on the Interim Financial Statements, free and clear of all Liens other than (i) those listed on Schedule 2.7 hereto, (ii) Liens for current

Taxes, assessments or governmental charges not yet due or delinquent, (iii) those which do not, individually or in the aggregate, materially interfere with the use of the real properties or materially detract from their value, (iv) liens of mechanics, materialmen, laborers, warehousemen, carriers and other similar common law or statutory liens arising in the ordinary course of business which are not yet due and payable or, if due and payable, have been adequately bonded and (v) zoning, entitlement and other land use and environmental regulations by governmental agencies. Neither Sellers nor Properties is in violation of any local zoning or similar land use laws or governmental regulations, except where such violation would not have a Material Adverse Effect. Neither Sellers nor Properties is not in violation of or in noncompliance with any covenant, condition, restriction, order or easement affecting the Real Estate owned by the Sellers, except where such violation or noncompliance would not have a Material Adverse Effect. Neither Seller nor Properties is a "foreign person" within the meaning of Section 1445(f) of the Internal Revenue Code of 1986, as amended (the "Code").

         (c) The assets, rights and properties owned or leased by the Sellers and Properties constitute all of the assets, rights and properties (i) used or held for use by the Sellers in the Purchased Business, and (ii) reasonably necessary for the conduct of such business by the Sellers.

         (d) Neither the whole nor any portion of the Real Estate or the leaseholds owned or held by Sellers or Properties is subject to any governmental decree or order to be sold or is being condemned, expropriated or otherwise taken by any governmental authority, body or other Person with or without payment of compensation therefor, nor, to the Sellers' knowledge, has any such condemnation, expropriation or taking been proposed.

         2.8. Patents, Trademarks, Trade Names, Etc. The Sellers have made available to Purchaser their files of all United States and foreign patents, patent applications and invention disclosures of the Sellers. The Sellers own or have the right to use, pursuant to license, sublicense, agreement or permission, all Intellectual Property (as defined below) necessary for the operation of their businesses as presently conducted. The Sellers have not received any charge, complaint, claim, demand or notice alleging any interference, infringement, misappropriation or violation with or of any Intellectual Property rights of a third party (including any claims that the Sellers must license or refrain from using any Intellectual Property rights of a third party). To their knowledge, the Sellers have not interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property rights of third parties and, to the knowledge of the Sellers, no third party has interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property rights of the Sellers. Schedule 2.8 hereto sets forth a complete and correct list of (a) all United States and foreign patents and patent applications, trademarks, trade names, service marks and copyrights owned by the Sellers, and all licenses and other agreements relating thereto, and (b) all agreements relating to third-party Intellectual Property that the Sellers are licensed or authorized to use. With respect to each item of Intellectual Property owned by the Sellers and identified on Schedule 2.8, the Sellers possess all right, title and interest in and to the item, free and clear of any Lien. With respect to each item of Intellectual Property identified on Schedule
2.8 that the Sellers are licensed or authorized to use, the license, sublicense, agreement or permission covering such item (i) is legal, valid, binding, enforceable and in full force and effect and will not be affected by consummation of the transactions contemplated hereby, and (ii) has not been breached by any party thereto. As used herein, "Intellectual Property" means all U.S. and foreign patents, patent applications, inventions, trade secrets, know-how, registered or unregistered trademarks, trade names, service marks (including the goodwill associated therewith) and copyrights.

         2.9.     Environmental Matters.

         (a) The Sellers hold all Environmental Permits necessary, to their knowledge, to conduct the Purchased Business as presently conducted. All such Environmental Permits are in full force and effect and the Sellers have made all appropriate filings and registrations where necessary for the issuance or renewal of such Environmental Permits. Schedule 2.9 hereto lists (A) each Environmental Permit now held, (ii) the governmental entity which has jurisdiction with respect to such Environmental Permit, (iii) the entity which is required to hold such Environmental Permit and (iv) the effective date and duration of such Environmental Permit. The Sellers are in material compliance with all terms and conditions of all such Environmental Permits and, to their knowledge, all Environmental Laws.

         (b) Except as set forth on Schedule 2.9, consummation of the transactions contemplated hereby will not, to Sellers' knowledge, require Purchaser or the Sellers to provide notice, obtain governmental approval or take any other actions in order to enable Purchaser to continue to hold all Environmental Permits and to remain in compliance with the terms and conditions of all Environmental Permits and all Environmental Laws. The Sellers have not obtained information from regulatory agencies having jurisdiction or any other Person, which would lead a reasonable Person with knowledge of the facts and circumstances to believe that such Permits may not be issued, renewed, extended or reissued in due course and as requested without material cost or penalty.

         (c) Except as set forth on Schedule 2.9, there is not pending against the Sellers or Properties any civil, criminal or administrative action, suit, summons, citation, complaint, claim, notice of violation, demand, judgment, order, lien, proceeding or hearing or any study, inquiry, proceeding or investigation (collectively, "Environmental Actions"), based on or related to any Environmental Permit or any Environmental Law or the presence, manufacture, generation, processing, distribution, use, sale, treatment, recycling, receipt, storage, disposal, transport, arranging for transportation, treatment or disposal, or handling, or the emission, discharge, release or threatened release into the environment, of any Regulated Substance, nor to Sellers' knowledge, has any such Environmental Action been threatened within the last five years.

         (d) Except as set forth on Schedule 2.9, since January 1, 1996, Sellers have not manufactured, generated, processed, distributed, used, sold, treated, recycled, received, stored, disposed of, transported, arranged for transportation, treatment or disposal of, handled or conducted any other activity involving, any Regulated Substance except in compliance in all material respects with Environmental Laws and Environmental Permits.

         (e) All of the Real Estate owned by the Sellers or Properties (including improvements thereon) will be covered by the ISRA Approval referred to in Section 4.11.

         (f) Except as set forth in Schedule 2.9, Sellers know of no past or present conditions, events, circumstances, facts, activities, practices, incidents, actions, omissions or plans: (1) that will interfere with or prevent continued material compliance by the Sellers with Environmental Laws and the requirements of Environmental Permits, (2) that will give rise to any liability or other obligation under any Environmental Laws that will require the Sellers or Purchaser to incur any actual or potential Environmental Costs, or (3) that will form the basis of any claim, action, suit, proceeding, hearing, investigation or inquiry against or involving the Sellers or Purchaser based on or related to any Environmental Matter or which will require the Sellers to incur any Environmental Costs.

         (g) Except as set forth in Schedule 2.9, there are no underground or aboveground storage tanks, incinerators, surface impoundments or lagoons at, on, under or within the Real Estate owned by the Sellers or Properties. Schedule 2.9 also lists all underground or aboveground storage tanks, incinerators or surface impoundments that, to Sellers' knowledge were removed from or closed at any such properties.

         (h) Neither Seller has received any written notice or other communication that it is or may be a potentially responsible person or otherwise liable, nor to Sellers' knowledge is any Seller otherwise liable, in connection with an Environmental Matter relating to any waste disposal site or other location allegedly containing, used for, or resulting from the disposal of, any Regulated Substances.

         (i) To the knowledge of Sellers, since January 1, 1996, Sellers have not used any waste disposal or waste treatment site, or otherwise disposed of or treated, transported for disposal or treatment, or arranged for the transportation for disposal or treatment of, any Hazardous Waste to any place or location in violation of any Environmental Laws. Since January 1, 1996, Sellers have not generated, stored, disposed of, transported or arranged for the transportation of any Hazardous Waste to, a landfill or other facility, except those which are listed on Schedule 2.9. Sellers have not received, nor are Sellers aware of, any request for response action, administrative or other order (or request therefor), judgment, complaint, claim, investigation, request for information or other request for relief in any form relating to any facility where Hazardous Waste generated or transported by Sellers have been or may have been handled, stored, disposed of, placed or located. Except as set forth on
Schedule 2.9, Sellers have not been requested or required by any governmental authority or any other person to perform any investigatory or remedial activity or other action in connection with any Environmental Matter.

         (j) Except as set forth in Schedule 2.9, to the knowledge of Sellers, there has been no release or other discharge by Sellers at any time of any Regulated Substances at, on, or about, under or within the Real Estate currently owned, leased, operated or controlled by the Sellers or Properties (other than pursuant to and in accordance with Environmental Permits held by the Sellers). The Real Estate is not and never has been listed on the United States Environmental Protection Agency's

National Priorities List, the New Jersey Department of Environmental Protection's ("NJDEP") Report prepared by the Site Remediation Program of the Known Contaminated Sites in New Jersey, dated September 1997, or any analogous state listing.

         (k) To the extent requested by Purchaser, the Sellers have provided to Purchaser true, accurate and complete information in its possession or control pertaining to all of the matters set forth in paragraphs (a) through (k) hereof, including all documents and information pertaining to all environmental audits or assessments prepared by or for the Sellers, any governmental entity or any third party (including any financial institution) and including all reports of environmental audits or assessments.

         (l) The Real Estate and the Purchased Business are, to the Sellers' knowledge in substantial compliance with all Environmental Laws.

         (m)      As used in this Section 2.9:

                  (i) "Environmental Laws" means any currently applicable federal, state, local or foreign statutory or common law, and any rule, regulation, code, plan, ordinance, order, decree, judgment, permit, grant, franchise, concession, restriction, agreement, requirement or injunction issued, entered, promulgated or approved thereunder, relating to the environment, including, without limitation, any law relating to emissions, discharges, disseminations, releases or threatened releases of Regulated Substances into the environment (including, without limitation, air, surface water, groundwater and land surface or subsurface), or relating to the presence, manufacture, generation, processing, distribution, use, sale, treatment, recycling, receipt, storage, disposal, transport, arranging for transportation, treatment of disposal, or handling of Regulated Substances;

                  (ii) "Environmental Permits" means, collectively, permits, consents, licenses, approvals, registrations, certifications and authorizations required under Environmental Laws;

                  (iii) "Environmental Costs" means, without limitation, any actual or potential cleanup costs, remediation, removal, or other response costs (which without limitation shall include costs to cause the Sellers to come into compliance with Environmental Laws), investigation costs (including without limitation fees of consultants, counsel, and other experts in connection with any environmental investigation, testing, audits or studies), fees, losses, liabilities or obligations (including without limitation, liabilities or obligations under any lease or other contract), payments, damages (including without limitation any actual, punitive or consequential damages under any statutory laws, common law cause of action or contractual obligations or otherwise, including without limitation damages (a) of third parties for personal injury or property damage, or (b) to natural resources), civil, administrative or criminal fines or penalties, judgments and amounts paid in settlement arising out of or relating to or resulting from any Environmental Matter; and

                  (iv) "Environmental Matter" means any matter having a Material Adverse Effect arising out of, relating to, or resulting from:
                  (a) any matters relating to emissions, discharges, disseminations, releases or threatened releases, of Regulated Substances into the air (indoor and outdoor), surface water, ground water, soil, land surface or subsurface, buildings, facilities, real or personal property or fixtures in violation of an Environmental Law, or (b) otherwise arising out of, relating to, or resulting from the manufacture, processing, distribution, use, treatment, storage, disposal, transport, handling, release or threatened release of Regulated Substances in violation of an Environmental Law.

                  (v) "Hazardous Waste" means a solid waste, or combination of solid wastes, which because of its quantity, concentration, or physical, chemical, or infectious characteristics may (a) cause, or significantly contribute to an increase in mortality or an increase in serious irreversible, or incapacitating reversible, illness; or (b) pose a substantial present or potential hazard to human health or the environment when improperly treated, stored, transported, or disposed of, or otherwise managed.

                  (vi) "Regulated Substances" means any substance, compound or material regulated by or pursuant to any Environmental Law;

         2.10. Insurance. Schedule 2.10 hereto sets forth a listing and a brief description of the type, amount of coverage and term of all policies of fire, liability, worker's compensation and other forms of insurance owned or held by and insuring the Sellers, each of which is in full force and effect. All premiums with respect to such insurance policies covering all periods up to and including the Closing Date have been or will be paid (other than retrospective premiums which may be payable with respect to worker's compensation insurance policies), and no notice of cancellation or termination has been received with respect to any such policy. Such policies are valid, outstanding and enforceable and will not in any way be affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement. Except as set forth in Schedule 2.10: (i) the insurance policies to which the Sellers are a party are sufficient for compliance with all requirements of law and for all agreements to which the Sellers are a party; (ii) in the reasonable judgment of the Sellers' management, provide adequate insurance coverage for the assets and operations of the Sellers in light of present insurance market conditions; (iii) there are no outstanding claims by the Sellers under any such insurance policies except for routine claims under worker's compensation and employee benefit plans; (iv) the Sellers have not been refused any insurance with respect to their assets or operations nor has their coverage been limited by any insurance carrier to which they have applied for any such insurance or with which they have carried insurance during the last 36 months; and (v) all notices required to have been given by any of the Sellers to any insurance company have been timely and duly given, and no insurance company has asserted in writing that any claim is not covered by the applicable policy relating to such claim.

         2.11. Labor Matters. (a) Except as set forth in Schedule 2.11, the Sellers are not a party to or subject to any labor union or collective bargaining agreement. The Sellers are in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and are not engaged in any unfair labor practice. There is not actually pending or threatened against the Sellers (i) any labor strike, slowdown or work stoppage or (ii) any material grievance or arbitration proceeding arising out of or under any collective bargaining agreements, or (iii) any unfair labor practice complaint against the Sellers before the National Labor Relations Board. Since January 1, 1995, (x) no representation petition respecting the employees of any Seller has been filed with the National Labor Relations Board of which the Sellers have notice, and
(y) the Sellers have not experienced any primary work stoppage or labor strike involving their employees.

         2.12.    ERISA; Benefit Plans.

         (a) Schedule 2.12 contains a true and complete list of all employment-related plans, including but not limited to, employment or consulting agreements, collective bargaining and supplemental agreements, pension, profit sharing, incentive, bonus, deferred compensation, retirement, stock option, stock purchase, severance, medical and hospitalization, insurance, vacation, salary continuation, sick pay, welfare, fringe benefit and other employee benefit plans, contracts, programs, policies and arrangements, whether written or oral, which Sellers maintain or have maintained, or under which Sellers have or had any obligations with respect to any employee, now or at any time during the five year period ending on the Closing Date (the "Plans").

         (b) Except as set forth in Schedule 2.12, (1) Sellers have no unfunded liabilities in connection with any of the Plans; (2) all contributions, premium payments and other payments due from Sellers to or under such Plans have been paid in a timely manner; and (3) all additional contributions, premium payments and other payments due on or before the Closing Date shall have been paid by that date.

         (c) Except as set forth in Schedule 2.12, with respect to each of the
Plans:

                  (i) each Plan has been established, maintained, funded and administered in all material respects in accordance with its governing documents, and all applicable provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Code, other applicable law, and all regulations thereunder;

                  (ii) all disclosures to employees and all filings and other reports relating to each such Plan and required (under ERISA, the Code, other applicable law, including federal and state securities laws, and all regulations thereunder) to have been made or filed on or before the Closing Date have been or will be duly and timely made or filed by that date;

                  (iii) there is no litigation, disputed claim (other than routine claims for benefits), governmental proceeding, audit, inquiry or investigation pending or, to the knowledge of Sellers, threatened with respect to any such Plan, its related assets or trusts, or any fiduciary, administrator or sponsor of such Plan;

                  (iv) Sellers have delivered to Purchaser true and complete copies of the following: the current Plan document (including a written description of all oral Plans), any amendments thereto, and the related summary plan description, if any; each trust or custodial agreement and each deposit administration, group annuity, insurance or other funding agreement associated with each such Plan; for the last three Plan years, the financial information or reports (including any FASB required reports, if applicable), valuation reports, and/or actuarial reports relating to each such Plan; all Internal Revenue Service and other governmental agency rulings relating thereto, and all applications for such rulings; and all filing and reports (including the Annual Report Form 5500 series, if applicable) filed with any governmental agency at any time during the three year period ending on the Closing Date, along with all schedules and reports filed therewith;

                  (v) neither any such Plan nor any other person or entity has engaged in a "prohibited transaction" (as defined in ERISA Section 406 or Code Section 4975) with respect to such Plan, for which no individual or class exemption exists;

                  (vi) each Plan which is a "group health plan" (as defined in Code Section 5000(b)(1))has complied and will comply at all times (whether before, on, or after the Closing Date) in all respects with the applicable requirements of ERISA Sections 601 and 602, Code Section 162(k) (through December 31, 1988) and Code Section 4980B (commencing on January 1, 1989); and

                  (vii) no such Plan is an "employee welfare benefit plan" (as defined in ERISA Section 3(1)) that provides benefits to or on behalf of any person following retirement or other termination of employment (except to the extent required by Code Section 4980B).

         (d) Except as set forth in Schedule 2.12, with respect to each Plan which is an "employee pension benefit plan" (as defined in ERISA Section 3(2)):

                  (i) no event has occurred and no condition exists relating to any such Plan that would subject Sellers or Purchaser to any tax under Code Sections 4972 or 4979, or to any liability under ERISA Section 502;

                  (ii) to the extent applicable, no such Plan has experienced any "accumulated funding deficiency" (as defined in Code Section 412), whether or not waived, at any time;

                  (iii) no such Plan is subject to Title IV of ERISA; and

                  (iv) no such Plan is a "multiemployer plan" (as defined in ERISA Section 3(37)).

                  (v) with respect to each Plan which is a "multiemployer plan" (as defined in ERISA Section 3(37)), Sellers have no knowledge such that the foregoing representations would not also be true with respect to such multiemployer plan; and Sellers have delivered to Purchaser data which accurately discloses its total contribution base units for each of the last eight consecutive Plan years.

         2.13. Certain Contracts and Arrangements. (a) Schedule 2.13 sets forth a list of the following: (i) open purchase orders, purchase commitments, sales orders and sales commitments greater than $100,000 entered into in the ordinary course of business, (ii) current employment agreements, consulting agreements or other employee or similar agreements with any employee of either Seller and other similar arrangements or understandings not terminable at the will of the Sellers without penalty; (iii) each current indenture, mortgage, note, installment obligation, agreement or other instrument relating to the borrowing of money in excess of $50,000 by either Seller or the guaranty of any obligation for the borrowing of money in excess of $50,000 by either Seller; (iv) each other current contract, agreement, commitment, arrangement or understanding which is not terminable by the Sellers on 30 or fewer days' notice at any time without penalty and which involves the receipt or payment by either Seller of more than $50,000; (v) any current partnership, joint venture, shareholder or similar agreement; (vi) any current guaranty, letter of credit, currency or interest rate exchange or other derivative agreement, keep-well or similar instrument or agreement; (vii) any current agreement containing non-competition or other limitations restricting the conduct of the business of either Seller;
(viii) any current manufacturer's representative agreement, broker's agreement, distributorship or dealer agreement or other agreement relating to the sale or distribution of products to or by persons or other retailers; (ix) any current agreement with any manufacturer, supplier or customer with respect to discounts, allowances, chargebacks, rebates or retroactive price adjustments; (x) any current agreement entered into since January 1, 1996 (other than for the purchase of machinery and equipment in the ordinary course of business), relating to the acquisition or disposition of businesses, product lines or a material amount of assets; or (xi) any current indemnification agreement with any employee of either Seller.

         (b) All purchase orders and commitments and all sales orders and commitments of the Sellers have been entered into in the ordinary course of business consistent with past practices.

         (c) To Sellers' knowledge, no material default or alleged material default or any event which, with the lapse of time or the election of any Person other than the Sellers, will become a material default exists under any of the contracts, agreements, commitments, arrangements or understandings which are required to be disclosed pursuant to this Agreement. Each of such contracts, agreements, commitments, arrangements or understandings is now valid, in full force and effect and enforceable in accordance with its terms and the Sellers have fulfilled in all material respects, or taken all action reasonably necessary to enable it to fulfill when due, all its obligations under such contracts, agreements, commitments, arrangements or understandings.

         (d) Sellers have provided to Purchaser copies of all of the agreements and documents listed on Schedule 2.13.

         2.14. Legal Proceedings, Etc. Except as described on Schedule 2.10, there is no claim, suit, action, proceeding or investigation pending or, to Sellers' knowledge, threatened against the Sellers before any court or governmental or regulatory authority or body, or any arbitral body, nor does the Sellers know of any basis in fact for any such claim, suit, action, proceeding or investigation. Except for the stipulated judgments accompanying the Englehard Agreement (Schedule 2.8) and the DiPirro Agreement (Schedule 2.9), the Sellers are not subject to any outstanding order judicial, writ, injunction or decree whatsoever.

         2.15. Governmental Authorizations and Regulations. There are no licenses, permits or other governmental authorizations (other than Environmental Permits) issued to the Sellers by any governmental authority or agency which are necessary for the conduct of business by the Sellers or which are necessary to enable the Sellers to use their respective corporate names or to own, lease, hold or use their respective properties and assets. To the Sellers' knowledge, the businesses of the Sellers are being conducted in material compliance with all applicable licenses, permits and other governmental authorizations.

         2.16. Taxes. Sellers have each duly made an election pursuant to Subchapter S of the Code and Technologies has made a comparable election to qualify for Subchapter S status, if any, in the State of New Jersey, and at all times since such elections, each has qualified as an "S Corporation", as defined in Section 1361(a)(1) of the Code through the Closing Date. Properties has duly elected to be treated as a partnership for federal Tax purposes. Each Seller has duly filed (or caused to be filed) all returns of Taxes (as defined below) required to be filed by it, and each Seller has paid all Taxes for all periods covered by such returns. Such returns of Taxes are true, correct and complete in all material respects. No action or proceeding for the assessment or collection of any Taxes is pending or, proposed against either Seller, and no deficiency, assessment or other claim for any Taxes has been asserted or made against either Seller that has not been fully paid. No issue has been raised by any Taxing authority in connection with an audit or examination of any return of Taxes. Neither Seller has taken any action that could jeopardize the federal or state "S Corporation" status of either Seller prior to the Closing Date. Sellers have not agreed, nor are they required, to include in income any adjustment pursuant to Section 481(a) of the Code (or similar provisions of other law or regulations) by reason of a change in accounting method or otherwise. There are no outstanding agreements or waivers extending the applicable statutory periods of limitation for the assessment or collection of Taxes for either Seller for any period. Sellers have not, with regard to any assets or property held by Sellers, filed a consent to the application of Section 341(f)(2) of the Code. All Taxes which Sellers have been required to collect or withhold have been duly withheld or collected and, to the extent required, have been paid to the proper Taxing authority. Sellers have not received any reports or other written assertions by agents of any Taxing authority of any deficiencies or other liabilities for Taxes with respect to Taxable periods for which the limitations period has not run. There is no contract, agreement, plan or arrangement of Sellers covering any person that, individually or collectively, as a consequence of the transactions contemplated hereby, could give rise to the payment of any amount that would not be deductible by Purchaser by reason of Section 280G of the Code. Neither Seller is or has been a party to any tax allocation or tax sharing agreement. There are no liens or encumbrances asserted by a governmental body as a result of the failure of the Sellers to pay Taxes upon the Acquired Assets. None of the Acquired Assets is subject to a "safe harbor lease" under Section 168(f)(8) of the Code, as in effect immediately prior to the Tax Equity and Fiscal Responsibility Act of 1982. As used herein, "Taxes" shall mean all taxes, charges, fees, levies or other assessments including, without limitation, income, excise, property, transfer, payroll, withholding, employment, value added, capital, net worth, estimated, sales, use and franchise taxes, imposed by the United States, or any state, county, local or foreign government or subdivision or agency thereof, and including any interest, penalties or additions attributable thereto, whether or not disputed.

         2.17. Transactions with Stockholders, Officers, Directors, Etc. Except as disclosed on Schedule 2.17 hereto, and other than accrued but unpaid salary due from the end of the last pay period and routine payment pursuant to Sections
2.12 or 2.13(a), there are no amounts owing from the Sellers to any present or former stockholder, officer, director, member or employee of the Sellers, nor are there any amounts owing from any such person to the Sellers, nor have there been since October 31, 1999, or are there currently pending any transactions between the Sellers and any such Person.

         2.18. Change in Control Agreements. The Sellers are not party to any plan, agreement, contract, authorization or arrangement pursuant to which any participant, beneficiary or party is or will become entitled to any benefit upon a change of control of the Sellers.

         2.19. Commissions. Sellers will pay or otherwise discharge, and will indemnify and hold Purchaser harmless from and against and any and all claims or liabilities for all brokerage fees, commissions and finder's fees arising out of the sale of the Acquired Assets as set forth in this Agreement incurred by reason of any action taken by or on behalf of the Sellers or any of its officers, directors, agents or employees.

         2.20. Inventory. All the inventories of the Sellers are suitable, usable and, in the case of finished goods and products, saleable at applicable prices and, in the case of raw materials and work-in-process, properly valued under GAAP at no less than the values reflected on the books of the Sellers, in the ordinary course of business consistent with past practices for the purposes for which intended, except to the extent written down or reserved against. The Sellers do not know of any adverse condition affecting a material source of materials available to the Sellers.

         2.21. Accounts and Notes Receivable. The accounts and notes receivable of Sellers (a) are bona fide accounts and notes receivable created in the ordinary and usual course of business in connection with bona fide transactions and consistent with past practice, (b) are outstanding as set forth on the aging schedules made available to the Purchaser, and (c) are fully collectible when due at their face amounts, except to the extent of any allowance for doubtful accounts and sales adjustments set forth on Schedule 2.21, which allowance has been fairly determined in accordance with GAAP, consistent with past practices.

         2.22. Suppliers. No supplier of materials or services to the Sellers in an amount in excess of $100,000 per year has during the last 12 months decreased materially or, to the knowledge of the Sellers, threatened to decrease or limit materially, except upon Sellers' request, its provision of services or supplies to the Sellers. Neither Seller knows of any termination, cancellation or limitation of, or any material modification or change in, the business relationships of either Seller with any supplier of the Sellers of materials or services in an amount in excess of $100,000 per year.

         2.23. Customers. Schedule 2.23 sets forth a list of the 25 largest customers of the Sellers in terms of sales during the fiscal year ended October 31, 1999. To the knowledge of the Sellers, except as set forth on Schedule 2.23, there has not been any adverse change in the business relationships of the Sellers with any customer identified on Schedule 2.23. Except for the customers identified on Schedule 2.23, neither Seller had any customer which accounted for more than 2% of such Seller's sales during such fiscal year. To the knowledge of the Sellers, consummation of the transactions contemplated by this Agreement will not adversely affect the relationship with any customer.

         2.24. Officers, Directors and Employees. Schedule 2.24 sets forth (i) the name and total calendar year 1999 compensation (including bonuses, commissions or incentive compensation) of each officer and director of the Sellers and (ii) the name and total calendar year 1999 compensation (including bonuses, commissions or incentive compensation) of each other employee whose aggregate compensation for federal income tax purposes during calendar year 1999 was in excess of $50,000. Except as disclosed on Schedule 2.24, none of the Persons referred to in clause (i) or (ii) above has notified the Sellers or been notified by the Sellers that he or she will cancel, have canceled, or otherwise terminate such Person's relationship with the Sellers.

         2.25. Effect of Transaction. To the knowledge of Sellers, no creditor, employee or customer or other Person having a material business relationship with either Seller has informed either Seller that such Person intends to change the relationship because of the purchase and sale of the Acquired Assets, nor do the Sellers have knowledge of any such intent.

         2.26. Compliance with Law. The operations of Sellers have been conducted at all times in all material respects in accordance with all applicable laws, regulations and other requirements of all governmental authorities having jurisdiction over Sellers, including, without limitation, all such laws, regulations and requirements relating to antitrust, consumer protection, currency exchange, equal opportunity, health, occupational safety, pension, securities and trading-with-the-enemy matters. Sellers have not received any notification of any asserted present or past failure by Sellers to comply with any such laws, rules, regulations or requirements. Sellers have all material licenses, permits, orders or approvals from governmental authorities required for the conduct of their current activities, and are not in material violation of any such license, permit, order or approval.

All such material licenses, permits, orders and approvals are in full force and effect and, to the knowledge of Sellers, no suspension or cancellation thereof has been threatened.

         2.27. Absence of Certain Commercial Practices. Sellers have not, and no director, officer, agent, employee or other Person acting on behalf of Sellers has, in violation of federal or state law: (a) given or agreed to give any gift or similar benefit of more than nominal value to any customer, supplier, governmental employee or official or any other Person who is or may be in a position to help or hinder the Sellers or assist in connection with any proposed transaction, or (b) used any corporate or other funds for unlawful contributions, payments, gifts, or entertainment, or made any unlawful expenditures relating to political activity to governmental officials or others or established or maintained any unlawful or unrecorded funds. Sellers have not, and to Sellers' knowledge, no director, officer, agent, employee or other Person acting on behalf of the Sellers has, with respect to the Sellers, accepted or received any unlawful contributions, payments, gifts, entertainment or expenditures.

         2.28. No Competing Business. Neither the Sellers nor any officer, director or Shareholder of the Sellers has any direct or indirect equity interest in any Person that competes with or conducts any business similar to that of the Sellers, other than equity interests in such Persons that are listed for trading on a national securities exchange or in the NASDAQ Stock Market and which represent not more than 1% of the outstanding voting power of any such Person.

         2.29. Accuracy of Certain Information. In a letter dated October 5, 1999, the Shareholders delivered to Purchaser certain written information describing and profiling the Purchased Business and certain other affiliated businesses. There were no material statements or conclusions in such information that were based upon or derived from information known to the Sellers to be false or misleading or which failed to take into account material information regarding the matters reported therein. Except as described on Schedule 2.29, any projections of revenues or profits included in such information were based on historical performance, reasonable assumptions and attainable sales at the time the projections were prepared. Except as described on Schedule 2.29, to the knowledge of Sellers, since the date of preparation of such projections through the Closing Date, there has not been any material change in the requirements or demands of any customer of the Sellers or the loss or threatened loss of any contract or program that would have materially affected such financial projections.

                                   ARTICLE III
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

         Purchaser represents and warrants to the Sellers that the following representations and warranties are true and correct:

         3.1. Organization. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation.

         3.2. Authority Relative to this Agreement. Purchaser has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Purchaser, and no other corporate proceedings on the part of Purchaser are necessary to authorize this Agreement or to consummate the transactions contemplated hereby or thereby. This Agreement has been duly and validly executed and delivered by Purchaser and this Agreement constitutes a valid and binding agreement of Purchaser, enforceable against Purchaser in accordance with its terms.

         3.3. Consents and Approvals; No Violation. Neither the execution and delivery of this Agreement by Purchaser nor the consummation of the transactions contemplated hereby or thereby will (i) conflict with or result in any breach of any provision of the Certificate of Incorporation or Bylaws of Purchaser, (ii) require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, except in connection with the HSR Act and ISRA, (iii) assuming compliance with the HSR Act and ISRA, violate any order, writ, injunction, decree, statute, rule or regulation applicable to Purchaser or any of its assets, which violation would in the opinion of Purchaser impair in any material respect its ability to consummate the transactions contemplated hereby, (iv) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the material terms, conditions or provisions of any note, bond, mortgage, indenture, license, lease, contract, agreement or other instrument or obligation to which Purchaser is a party or by which any of its properties or assets may be bound, or (v) violate any order, judicial writ, injunction or decree, legislative statute, or governmental agency rule or regulation applicable to Purchaser, or any of its properties or assets.

         3.4. Financing. Purchaser has sufficient funds available (through existing credit arrangements or otherwise) to purchase the Acquired Assets and to pay all fees and expenses related to the transactions contemplated by this Agreement.

                                   ARTICLE IV
                            COVENANTS OF THE PARTIES

         4.1. Conduct of Business of the Sellers. Except as contemplated by this Agreement, during the period from the date of execution of this Agreement to the Closing Date, the Sellers will conduct their business and operations according to their ordinary and usual course of business and consistent with past practices. Without limiting the generality of the foregoing, and except as expressly contemplated in this Agreement, prior to the Closing Date, without the prior written consent of Purchaser, the Sellers will not:

                  (a) create, incur or assume any indebtedness, including, obligations in respect of capital leases, except for short-term borrowings for working capital purposes that may be unsecured or secured;

                  (b) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person or persons except in the ordinary course of business consistent with past practices not exceeding individually or in the aggregate $25,000; except that Sellers may endorse negotiable instruments in the ordinary course of business consistent with past practices;

                  (c) declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of their capital stock or other equity interests, or issue, pledge or sell any shares of their capital stock or other equity interests or other securities convertible into, exchangeable for or conferring the right to acquire shares of their capital stock or other equity interests, or repurchase or redeem or otherwise acquire any shares of their capital stock or other equity interests or such other securities;

                  (d) (i) increase the rate or terms of compensation payable or to become payable by the Sellers to their directors, officers or employees listed on Schedule 2.24; or (ii) increase the rate or terms of any, or commit itself to any additional, bonus, insurance, pension or other employee benefit plan, payment or arrangement made to, for or with any such directors, officers or employees;

                  (e) amend their Articles of Incorporation or Bylaws (or similar governing documents), merge, consolidate or amalgamate with or into any other Person, subdivide, combine or reclassify any shares of their capital stock, equity interests or other securities;

                  (f) take or omit to take any action that would cause any of the representations and warranties contained in Article II to be untrue; or

                  (g) buy or sell any futures contract, option or forward commitment relating to commodities used as raw materials by either Seller or enter into any contract, agreement, arrangement or other understanding to do any act prohibited by any of the foregoing provisions of this Section 4.1.

         4.2. Access to Information. Between the date of this Agreement and the Closing Date, the Sellers, during ordinary business hours, will (i) give Purchaser and its authorized representatives reasonable access to all books, records (including, without limitation, all work papers and other documents of the Sellers and its independent auditors, plants, offices and other facilities and properties of the Sellers, (ii) permit Purchaser to make such inspections thereof as Purchaser may reasonably request and (iii) cause their officers and advisors to furnish Purchaser with such financial and operating data and other information with respect to the business and properties of the Sellers as Purchaser may from time to time reasonably request. Any such inspection or investigation shall be conducted in such a manner as not to interfere unreasonably with the operation of the business of the Sellers. In addition, the Sellers shall not be required to take any action which would constitute a waiver of the attorney-client privilege and the Sellers need not supply Purchaser with any information which the Sellers are under a legal obligation not to supply.

         4.3. Additional Financial Statements. As soon as reasonably practicable after they become available, the Sellers will furnish to Purchaser a combined unaudited internal balance sheet and a combined statement of operations of the Sellers, for all interim monthly periods subsequent to the date of this Agreement and prior to the Closing Date. Such financial statements will be prepared in conformity with GAAP, except as noted therein and will fairly present (subject to normal year-end audit adjustments) the combined financial position and combined results of operations of the Sellers for the periods covered by such statements.

         4.4. Consents. Purchaser and the Sellers will use their respective best efforts to obtain consents of all Persons and governmental authorities necessary to the consummation of the transactions contemplated by this Agreement including, but not limited to, the consents specified on Schedule 4.4 (the "Required Consents").

         4.5. Filings. The Sellers and Purchaser have, pursuant to the HSR Act, filed all requisite documents and notifications in connection with the transactions contemplated by this Agreement with the United States Federal Trade Commission and the Antitrust Division of the United States Department of Justice. Additionally, each of the Sellers and Purchaser will file, or cause to be filed, with any other federal, state or local governmental authority all such other filings and submissions under laws and regulations applicable to Sellers and Purchaser, if any, as may be required for the consummation of the transactions contemplated by this Agreement. The parties will coordinate and cooperate with one another in exchanging such information and reasonable assistance as may be requested in connection with all of the foregoing.

         4.6. No Shopping, Etc. Sellers will not, and will cause each of its officers, directors and Shareholders not to, directly or indirectly, through any officer, director, agent or otherwise, solicit, initiate or encourage submission of proposals or offers from any Person relating to any acquisition or purchase of any equity interest in, or all or (other than in the ordinary course of business consistent with past practices) a portion of, the assets of the Sellers or any business combination with the Sellers, or participate in any negotiations regarding, or furnish to any other Person any information with respect to, or otherwise cooperate in any way with, assist, or participate in, facilitate or encourage, any effort or attempt by any other Person to do or seek any of the foregoing.

         4.7. Furnishing Information; Announcements. Sellers and Purchaser will, as soon as practicable after reasonable request therefor, furnish to the other party all the information concerning the Sellers or the Purchaser required for inclusion in any statement or application made to any governmental or regulatory body in connection with the transactions contemplated by this Agreement. Neither the Sellers nor Purchaser shall issue any press releases or otherwise make any public statement with respect to the transactions contemplated hereby, without the prior consent of the other party hereto, except as, in the reasonable judgment of the party determining to issue such press release or make such public statement, is otherwise required by law or by any stock exchange on which the shares of Purchaser are listed, and then only upon prompt prior notice to the other party hereto at least 24 hours prior to making any such press release or public announcement.

         4.8. Additional Agreements. Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use its best efforts, at its own expense, to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. If at any time after the Closing any further action is necessary to carry out or perform a party's obligations under this Agreement, such party shall take, at its own expense, such necessary action.

         4.9. Notification of Certain Matters. Between the date hereof and the Closing, the Sellers and Purchaser will give prompt notice in writing of: (i) any information which indicates that any representation and warranty contained herein was not true and correct as of the date hereof or will not be true and correct as of the Closing, (ii) the occurrence of any event which will result, or has a reasonable prospect of resulting, in a Material Adverse Effect or in the failure to satisfy a condition specified in Article V hereof, and (iii) any notice or other communication from any third person alleging that the consent of such third person is or may be required in connection with the transactions contemplated by this Agreement. Sellers will confer on a regular and frequent basis with one or more designated representatives of Purchaser to report operational matters and to report the general status of on-going operations, and will notify Purchaser of any emergency or other change in the normal course of business or in the operation of the properties of Sellers and of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated) or adjudicatory proceedings involving any property of Sellers. As of the date of this Agreement, Purchaser does not have any reason to believe that any representation and warranty of the Sellers contained herein was not true and correct as of such date.

         4.10.    Tax Matters.

         (a) Between the date hereof and the Closing, Sellers shall file on a timely basis all Tax returns required to be filed by or with respect to Sellers. All such Tax returns will be true, correct and complete when filed by Sellers. Sellers shall not make any election or file any amended Tax return reflecting any position that could result in adverse Tax consequences to Purchaser for any period beginning on or after the Closing Date. Following the date hereof, the Sellers shall (a) give Purchaser and its authorized representatives full access to the books and records of Sellers, and permit Purchaser to make copies thereof, to the extent relating to the Tax liabilities of Sellers, as Purchaser may reasonably request, (b) permit Purchaser to make inspections thereof and (c) cause Sellers' advisors, including (without limitation) their auditors, attorneys, financial advisors and other consultants, to furnish Purchaser with such financial, Tax and other operating data and other information with respect to the business and properties of the Sellers for periods ending before or including the Closing Date as Purchaser may reasonably request with respect to Taxes for purposes of preparing Tax returns and conducting proceedings relating to Taxes.

         (b) Sellers shall cooperate with the Purchaser in timely filing New Jersey Form C-9600 and any additional or successor forms required to comply with the New Jersey Sales and Use Tax Act. In the event the New Jersey Division of Taxation notifies the Purchaser in response to the filing of such form or forms that any Taxes of either of the Sellers remain owing, the Sellers consent to the payment under the Escrow Agreement to Purchaser of such portion of the Purchase Price (net of amounts accrued on Sellers' books as payable to the New Jersey Division of Taxation with respect to Taxes enumerated in such responses) as shall be necessary to indemnify the Purchaser with respect to such unpaid Taxes.

         4.11. Industrial Site Recovery Act. Sellers and Purchaser agree that the Sellers are required to comply with the provisions of ISRA at all of their New Jersey facilities prior to Closing. The parties desire, and the Sellers agree, that the Sellers' compliance obligations shall be satisfied by receipt from the New Jersey Department of Environmental Protection ("NJDEP") of a "No Further Action Letter.

         4.12. Simple IRA Plan. Prior to the Closing, Sellers shall have taken all action necessary to terminate the Technologies Simple IRA plan.

         4.13. Change of Corporate Name. At the Closing, Technologies shall deliver to Purchaser a Certificate of Amendment to the Articles of Incorporation of Technologies, fully authorized and executed by Technologies and in suitable form for purposes of filing same with the appropriate governmental authorities so as to change the name of Technologies so as to discontinue use of the words "Canfield Technologies."

                                    ARTICLE V
                     CONDITIONS TO OBLIGATIONS OF PURCHASER

         The obligations of Purchaser required to be performed by it at the Closing shall be subject to the satisfaction, at or prior to the Closing, of each of the following conditions, each of which may be waived by Purchaser as provided herein except as otherwise required by applicable law:

         5.1. Representations and Warranties; Agreements. Each of the representations and warranties of the Sellers contained in this Agreement shall be true and correct as of the Closing. Each of the obligations of the Sellers required by this Agreement to be performed by them at or prior to the Closing shall have been duly performed and complied with in all material respects as of the Closing. At the Closing, Purchaser shall have received a certificate duly executed by an officer of each of the Sellers, to the effect that the conditions set forth in the preceding two sentences have been satisfied.

         5.2. Authorization; Consents. Any filings required to be made in connection with the transactions contemplated hereby, including the applicable HSR filing, shall have been made and all applicable waiting periods with respect to each such filing, including any extensions thereof, shall have expired or been terminated. All notices to, and declarations, filings and registrations with, and consents, authorizations, approvals and waivers from, governmental and regulatory bodies required to consummate the transactions contemplated hereby (including ISRA Approval as defined in Section 4.11), and all other governmental, regulatory or third party consents or waivers shall have been made or obtained. In addition, all consents of all Persons and governmental authorities necessary to the consummation of the transactions contemplated by this Agreement including, but not limited to, the Required Consents, shall have been obtained by the Sellers.

         5.3. Opinion of the Sellers' Counsel. Purchaser shall have been furnished with the opinion of counsel for the Sellers dated the Closing Date, in substance as set forth in Schedule 5.3 and in form reasonably satisfactory to Purchaser and its counsel. In rendering the foregoing opinion, such counsel may rely as to factual matters upon certificates or other documents furnished by officers and directors of the Sellers and by government officials and upon such other documents and data as such counsel deem appropriate as a basis for their opinions. Such counsel may specify the jurisdiction or jurisdictions in which they are admitted to practice, that they are not admitted to the Bar in any other jurisdiction or experts in the law of any other jurisdiction and that such opinions are limited to the law of the jurisdiction or jurisdictions in which they are admitted to practice, the corporate law of the jurisdiction in which the Sellers are incorporated, if different, and federal laws.

         5.4. Absence of Litigation. No order, stay, injunction or decree of any court of competent jurisdiction shall be in effect (i) that prevents or delays the consummation of any of the transactions contemplated hereby, (ii) that would impose any material limitation on the ability of Purchaser effectively to exercise full rights of ownership of the Acquired Assets or (iii) that would require the divestiture by Purchaser or either Seller of shares of stock or any business, assets or property of any of them, or that would impose any material limitation on the ability of any of them to conduct its business or own stock, assets or property. No action, suit or proceeding before any court or any governmental or regulatory entity shall be pending (or threatened by any governmental or regulatory entity), and no investigation by any governmental or regulatory entity shall have been commenced (and be pending) (A) seeking to restrain or prohibit (or questioning the validity or legality of) the consummation of the transactions contemplated by this Agreement, (B) seeking to require the divestiture by Purchaser or either Seller of shares of stock or any business, assets or property of any of them, or to impose any material limitation on the ability of any of them to conduct their business or own stock, assets or property, or (C) seeking material damages in connection therewith which Purchaser, in good faith and with the advice of counsel, believes makes it undesirable to proceed with the consummation of the transactions contemplated hereby.

         5.5. Title Policy Commitment. If desired by Purchaser in addition to the existing title insurance policy owned by Properties, as of the Closing Date, a title insurance company satisfactory to Purchaser, at Purchaser's sole expense, shall have issued its commitment to approve and insure Properties' ownership of the Real Estate, in an amount equal to the portion of the Purchase Price allocated to the Real Estate, under its standard policy of title insurance, subject only to the Liens and encumbrances specified in Section 2.7(b).

         5.6. Consent and Estoppel Certificate. The Sellers shall obtain and deliver to Purchaser at or prior to Closing a certificate from the lessor under each of the Sellers' real estate leases, dated during the month in which the Closing occurs, consenting to the assignment of such Lease to Purchaser, certifying (a) that such lease is in good standing and full force and effect in accordance with its terms and has not been modified, (b) the date to which rent and other charges thereunder have been paid, and (c) that there is no default thereunder on the part of any party thereto.

         5.7. ISRA Determination. Sellers shall obtain from the NJDEP, and deliver to Purchaser at or prior to Closing, an ISRA Approval authorizing closing of the purchase and sale set forth herein.

         5.8. Employment Agreement. At or prior to the Closing, Purchaser and Robert P. McIntire shall execute and deliver an employment agreement in form and substance acceptable to Purchaser.

         5.9. Non-Competition Agreement. At or prior to the Closing, Purchaser and Daniel V. Grossman shall execute and deliver a non-competition agreement in substantially the form attached hereto as Exhibit B (the "Non-Competition Agreement").

         5.10. Secured Indebtedness. At or prior to Closing, Sellers and Purchaser shall jointly arrange for the payment of all indebtedness of Technologies owing to PNC Bank and the execution and delivery of UCC-3 termination statements for all existing security interests on any of the Acquired Assets.

         5.11. Other Deliveries. The Sellers shall have delivered to Purchaser the instruments contemplated in Section 1.5(b).

         5.12. Transfer of Lukens Metal Corp. The Shareholders shall have assigned to Purchaser all of their right, title and interest in and to the capital stock of Lukens Metal Corp., a Pennsylvania corporation.

         5.13. Simultaneous Closings. Simultaneously with the Closing hereunder, Purchaser and certain other corporations and/or limited liability companies affiliated with one or more of the owners of the Sellers must close the transactions pursuant to which Purchaser shall acquire (a) substantially all of the assets of Tridan International, Inc., an Illinois corporation, and (b) all of the outstanding stock of Indiana Precision, Inc., an Indiana corporation, together with the real estate owned by Tridan, L.L.C., an Indiana limited liability company.

                                   ARTICLE VI
                    CONDITIONS TO OBLIGATIONS OF THE SELLERS

         The obligations of the Sellers required to be performed by them at the Closing shall be subject to the satisfaction, at or prior to the Closing, of each of the following conditions, each of which may be waived by the Sellers as provided herein except as otherwise required by applicable law:

         6.1 Representations and Warranties; Agreements. Each of the representations and warranties of Purchaser contained in this Agreement shall be true and correct as of the Closing. Each of the material obligations of Purchaser required by this Agreement to be performed by it at or prior to the Closing shall have been duly performed and complied with in all material respects as of the Closing. At the Closing, the Sellers shall have received a certificate, duly executed by an officer of Purchaser, to the effect that the conditions set forth in the preceding two sentences have been satisfied.

         6.2 Authorization; Consents. All corporate action necessary to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby shall have been duly and validly taken by Purchaser. Any filings required to be made in connection with the transactions contemplated hereby shall have been made and all applicable waiting periods with respect to each such filing (including any extensions thereof) shall have expired or been terminated.

         6.3 Opinion of Purchaser's Counsel. Sellers shall have been furnished with the opinion of counsel of Purchaser, dated the Closing Date, in substance as set forth in Schedule 6.3 and in form reasonably satisfactory to the Sellers. In rendering the foregoing opinion, Purchaser's counsel may rely as to factual matters upon certificates or other documents furnished by officers and directors of Purchaser and by government officials, and upon such other documents and data as such counsel deems appropriate as a basis for their opinions, and may specify the jurisdiction or jurisdictions in which they are admitted to practice, that they are not admitted to the Bar in any other jurisdiction or experts in the law of any other jurisdiction and that such opinions are limited to the law of the jurisdiction or jurisdictions in which they are admitted to practice, the corporate law of the jurisdiction in which Purchaser is incorporated, if different, and federal laws.

         6.4. ISRA Determination. Sellers shall have obtained from the NJDEP, at or prior to closing, an ISRA Approval authorizing closing of the purchase and sale set forth herein.

         6.5. Secured Indebtedness. At or prior to Closing, Sellers and Purchaser shall jointly arrange for the payment of all indebtedness of Technologies owing to PNC Bank and the execution and delivery of UCC-3 termination statements for all existing security interests on any of the Acquired Assets.

         6.6. Other Deliveries. The Purchaser shall have paid and delivered to Sellers the payments required by Section 1.5(c), and shall have assumed the Assumed Liabilities.

         6.7. Simultaneous Closings. Simultaneously with the Closing hereunder, Purchaser and certain other corporations and/or limited liability companies affiliated with one or more of the owners of the Sellers must close the transactions pursuant to which Purchaser shall acquire (a) substantially all of the assets of Tridan International, Inc., an Illinois corporation, and (b) all of the outstanding stock of Indiana Precision, Inc., an Indiana corporation, together with the real estate owned by Tridan, L.L.C., an Indiana limited liability company.

                                   ARTICLE VII
                                 INDEMNIFICATION

         7.1. Indemnification. The parties shall indemnify each other as set forth below:

         (a) Subject to the limitations of Sections 7.1(g), 7.1(h) and 8.2, Sellers shall jointly and severally indemnify and hold harmless Purchaser, its officers, directors, employees and agents, from and against any and all Losses, hereinafter defined, arising out of, based upon or resulting from (i) any material breach as of the Closing Date of any representation or warranty of the Sellers which is contained in or made pursuant to this Agreement, (ii) any material breach or nonfulfillment by the Sellers of any of their covenants, agreements or other obligations contained in or made pursuant to this Agreement,
(iii) any Environmental Matter (whether or not disclosed on a Schedule hereto), or (iv) any Excluded Liability. Any provision in this Agreement to the contrary notwithstanding, Sellers shall pay, indemnify and hold harmless Purchaser, and its successors, from and against all liabilities for federal, state and local income taxes attributable to taxable periods ending on or before the Closing Date attributable to the income of Sellers. For purposes of this Section, the Closing Date shall be treated as the last day of a taxable period whether or not the taxable period in fact ends on the Closing Date. For purposes of this Section, and the calculation of any indemnity, interest, penalties or additions to income tax accruing after the Closing Date with respect to a liability for income taxes for which the Sellers are required to indemnify Purchaser shall be deemed to be attributable to a taxable period ending on or before the Closing Date.

         (b) Subject to the limitations of Sections 7.1(i) and 8.2, Purchaser shall indemnify and hold harmless the Sellers from and against any and all Losses arising out of, based upon or resulting from (i) any material breach as of the Closing Date of any representation or warranty of Purchaser which is contained in or made pursuant to this Agreement, or (ii) any material breach or nonfulfillment by the Purchaser of any of its covenants, agreements or other obligations contained in or made pursuant to this Agreement.

         (c) For purposes of this Section 7.1, "Losses" shall mean and include damages, liabilities and claims, net of all Taxes and, to the extent that the person that is obligated to provide such indemnification (an "Indemnifying Party") maintains or has maintained liability insurance and such coverage is applicable to the person entitled to indemnification (an "Indemnified Party"), insurance benefits paid to or for the benefit or protection of the Indemnified Party. Losses shall include, without limitation, all reasonable fees, costs and expenses related thereto, including, without limitation, any and all of the Indemnified Party's Legal Expenses. As used herein, "Legal Expenses" shall mean the fees, costs and expenses reasonably incurred by the Indemnified Party in investigating, preparing for, defending against or providing evidence, producing documents or taking other action with respect to, any threatened or asserted claim, prior to assumption of control of the defense of such claim by the Indemnifying Party.

         (d) Promptly after receipt of notice of the commencement of any action or claim by a third party in respect of which the Indemnified Party may seek indemnification hereunder, the

Indemnified Party shall promptly notify each Indemnifying Party. The Indemnifying Party shall be entitled to control the defense of such action; provided, however, that:

                  (i) the Indemnified Party shall be entitled to participate in the defense of such action or claim and to employ counsel at its own expense to assist in the handling of such action or claim;

                  (ii) the Indemnifying Party shall obtain the prior written approval of the Indemnified Party before entering into any settlement of such action or claim, or ceasing to defend against such action or claim (with such approval not to be unreasonably withheld);

                  (iii) no Indemnifying Party shall consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by each claimant or plaintiff to each Indemnified Party of a release from all liability in respect of such action or claim; and

                  (iv) the Indemnifying Party shall not be entitled to control (but shall be entitled to participate at its own expense in the defense of), and the Indemnified Party shall be entitled to have sole control over, the defense or settlement of any action or claim to the extent the claim seeks an injunction, non-monetary or other equitable relief against the Indemnified Party which, if successful, would materially interfere with the business, operations, assets, condition (financial or otherwise) or prospects of the Indemnified Party.

After written notice by the Indemnifying Party to the Indemnified Party of its election to assume control of the defense of any such action or claim, the Indemnifying Party shall not be liable to such Indemnified Party hereunder for any Legal Expenses subsequently incurred by such Indemnified Party in connection with the defense thereof. If the Indemnifying Party does not assume control of the defense of such action or claim as provided in this Section 7.1(d), the Indemnified Party shall have the right to defend such action or claim in such manner as it may deem appropriate at the cost and expense of the Indemnifying Party, and the Indemnifying Party will promptly reimburse the Indemnified Party therefor in accordance with this Section 7.1. The reimbursement of fees, costs and expenses required by this Section 7.1 shall be made by periodic payments during the course of the investigations or defense, as and when bills are received or expenses incurred.

         (e) In the event that the Indemnifying Party shall be obligated to indemnify the Indemnified Party pursuant to this Section 7.1, the Indemnifying Party shall, upon payment of such indemnity in full, be subrogated to all rights of the Indemnified Party with respect to the actions or claims to which such indemnification relates.

         (f) All indemnification or reimbursement payments required pursuant to this Agreement shall be made net of all Taxes and, to the extent that the Indemnifying Party maintains or has maintained liability insurance and such coverage is applicable to the Indemnified Party, insurance benefits actually received by the party to be indemnified or reimbursed. In particular, in the event that a claim for indemnity as to Losses arising out of, or based upon, a breach of the Sellers' representations and warranties as to title to Real Estate under
Section 2.7, the Indemnified Party shall first seek compensation for such Losses under any applicable title insurance policy issued for the benefit of Properties or the Purchaser (or Purchaser's assignee), and subject to the limitations set forth below, the Indemnifying Party shall be obligated to provide indemnity for such Losses only to the extent that such title insurance coverage is exhausted or is inapplicable. In the event that any claim for indemnification asserted hereunder is, or may be, the subject of the Indemnifying Party's liability insurance or other right to indemnification or contribution from any third person, the Indemnified Parties expressly agree that they shall promptly notify the applicable insurance carrier of any such claim or loss and tender defense thereof to such carrier, and shall also promptly notify any potential third party indemnitor or contributor which may be liable for any portion of such losses or claims. The Indemnified Parties agree to pursue, at the cost and expense of the Indemnifying Party, such claims diligently and to reasonably cooperate, at the cost and expense of the Indemnifying Party, with each applicable insurance carrier and third party indemnitor or contributor.

         (g) The Sellers shall have no liability for indemnification with respect to the matters described in this Section 7.1 or otherwise under this Agreement unless and until, and only to the extent that the aggregate amount of all Losses for which indemnification is sought from the Sellers exceeds $50,000.

         (h) Notwithstanding any other provision of this Agreement to the contrary, the Sellers shall have no liability for indemnification with respect to the matters described in this Section 7.1 or otherwise under this Agreement to the extent that the amount of all payments made by the Sellers on account of Losses exceeds, or would exceed $1,500,000.

         (i) Purchaser shall have no liability for indemnification with respect to the matters described in this Section 7.1 or otherwise under this Agreement unless and until, and only to the extent that, the aggregate amount of all Losses for which indemnification is sought from Purchaser exceeds $50,000, excluding however, payment of the Purchase Price or Additional Consideration.

         7.2. Payment for Indemnity Claims. Purchaser will, in the first instance, have the right to receive from the Escrow Amount the amount of any Losses incurred by Purchaser from any third- party claim or any claim against the Sellers under Section 7.1 that has been finally determined by agreement or by a court of competent jurisdiction, as provided in the Escrow Agreement.

                                  ARTICLE VIII
                                  MISCELLANEOUS

         8.1 Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing Date notwithstanding any requisite approval and adoption of this Agreement by Purchaser or the Sellers:

                  (a) by mutual written consent duly authorized by the Board of Directors of the Purchaser and the Boards of Directors of each Seller; or

                  (b) by Purchaser or the Sellers if any court or Governmental Entity of competent jurisdiction shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action is or shall have become final and nonappealable; or

                  (c) by Purchaser, if Purchaser is not in material breach of this Agreement and there shall have been a material breach of any of the Sellers' representations, warranties or covenants which breach cannot be or has not been cured within ten (10) days following receipt of written notice of such breach, provided however that if, in the reasonable judgment of Purchaser, the breach is of such nature that it can be cured, but cannot be completely cured within such 10-day period, the Purchaser shall not be entitled to terminate this Agreement if Sellers shall have begun curing such breach within such 10-day period and shall, with reasonable diligence and in good faith, proceed to cure it as promptly as possible; or

                  (d) by the Sellers, if Sellers are not in material breach of this Agreement and there shall have been a material breach of any of Purchaser's representations, warranties or covenants which breach cannot be or has not been cured within ten (10) days of the receipt of written notice thereof, provided however that if, in the reasonable judgment of Sellers, the breach is of such nature that it can be cured, but cannot be completely cured within such 10- day period, the Sellers shall not be entitled to terminate this Agreement if Purchaser shall have begun curing such breach within such 10-day period and shall, with reasonable diligence and in good faith, proceed to cure it as promptly as possible; or

                  (e) by either the Purchaser or the Sellers if the Closing shall not have occurred on or before September 15, 2000.

         8.2. Survival. All representations, warranties, covenants and agreements contained in this Agreement, or in any Schedule, certificate, document or statement delivered pursuant hereto, shall survive for a period of 18 months after the Closing Date, and shall be deemed to have been relied upon and shall not be affected in any respect by the Closing, any investigation conducted by any party hereto or by any information which any party may receive. Notwithstanding the foregoing, the representations and warranties of Sellers contained in Sections 2.7 (as to title to Real Estate only) and 2.9 shall survive until three years after the Closing Date and the representations and warranties of Sellers contained in Section 2.16 shall survive until the expiration of the applicable statute of limitations (or extensions or waivers thereof) relating to any such liability for Taxes. The liability of any party under Article VII shall not terminate with respect to any claim, whether or not fixed as to liability or liquidated as to amount, with respect to which such party has been given written notice prior to the date on which it would otherwise terminate.

         8.3. Expenses. Purchaser shall pay its own fees and expenses (including the fees of any attorneys, accountants, investment bankers or others engaged by Purchaser) and the Shareholders shall pay all fees and expenses of the Sellers (including the fees of any attorneys, accountants, investment bankers or others engaged by Sellers) in connection with this Agreement and the transactions contemplated hereby whether or not the transactions contemplated hereby are consummated.

         8.4. Headings. Section headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

         8.5. Notices. All notices or other communications required or permitted hereunder shall be given in writing and shall be either delivered by hand or by overnight courier (or by fax confirmed by one of such methods) as follows:

         If to the Sellers:
                  Canfield Technologies, Inc.
                  112 Western Drive
                  Short Hills, New Jersey 07078
                  Attention: Daniel V. Grossman, Chairman
                  Fax: (973) 467-5416

         With a copy to:
                  Henthorn, Harris, Taylor & Weliever
                  122 E. Main Street
                  P.O. Box 645
                  Crawfordsville, Indiana  47933
                  Attention: J. Lamont Harris
                  Fax: (765) 362-4521

         If to Purchaser:
                  Kaydon Corporation
                  315 East Eisenhower Parkway, Suite 300
                  Ann Arbor, Michigan  48108
                  Attention: Brian P. Campbell, President
                  Fax:  (734) 747-6928

         With a copy to:
                  Dykema Gossett PLLC
                  400 Renaissance Center
                  Detroit, MI 48243
                  Attention:  Paul R. Rentenbach
                  Fax:  (313) 568-6915
or such other address as shall be furnished in writing by such party, and any such notice or communication shall be effective and be deemed to have been given as of the date so delivered or; provided, however, that any notice or communication changing any of the addresses set forth above shall be effective and deemed given only upon its receipt.

         8.6. Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, and the provisions of Article VII hereof shall inure to the benefit of the indemnified parties referred to therein; provided, however, that neither this Agreement nor any of the rights, interests, or obligations hereunder may be assigned by any of the parties hereto without the prior written consent of the other parties, except that this Agreement and such rights, interests and obligations may be assigned by Purchaser to a wholly owned direct or indirect subsidiary of Purchaser (provided that Purchaser is not relieved of its obligations hereunder).

         8.7. Entire Agreement. This Agreement (including the Schedules and Exhibits hereto) and the October 14, 1999 confidentiality agreement between the Purchaser and Technologies (among others) contain the entire agreement and understanding of the parties with respect to the transactions contemplated hereby and supersedes all prior or contemporaneous written or oral commitments, arrangements or understandings with respect thereto. There are no restrictions, agreements, promises, warranties, covenants or undertakings with respect to the transactions contemplated hereby other than those expressly set forth herein.

         8.8. Modifications, Amendments and Waivers. At any time prior to the Closing, to the extent permitted by law, (i) Purchaser and the Sellers may, by written agreement, modify, amend or supplement any term or provision of this Agreement and (ii) any term or provision of this Agreement may be waived in writing by the party which is entitled to the benefits thereof.

         8.9. Counterparts. This Agreement may be executed with counterpart signature pages or in two or more counterparts, all of which shall be considered one and the same agreement and each of which shall be deemed an original.

         8.10. Governing Law. This Agreement shall be governed by the laws of the United States and the State of New Jersey (regardless of the laws that might be applicable under principles of conflicts of law) as to all matters including, but not limited to, matters of validity, construction, effect and performance.

         8.11. Accounting Terms. All accounting terms used herein which are not expressly defined in this Agreement shall have the respective meanings given to them in accordance with GAAP on the date hereof.

         8.12. Severability. If any one or more of the provisions of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected thereby and this Agreement will be construed and enforced as if such invalid, illegal or unenforceable provisions had not been included herein. To the extent permitted by applicable law, each party waives any provision of law which renders any provision of this Agreement invalid, illegal or unenforceable in any respect.

         8.13. Specific Performance. Purchaser and the Sellers recognize that any breach of the terms of this Agreement may give rise to irreparable harm for which money damages would not be an adequate remedy, and accordingly agree that, in addition to other remedies, any nonbreaching party shall be entitled to enforce the terms of this Agreement by a decree of specific performance without the necessity of proving the inadequacy as a remedy of money damages.

         8.14. Third Parties. Nothing in this Agreement shall be deemed to be for the benefit of, or enforceable by or on behalf of any party, including, without limitation, any employee or former employee of the Sellers, any dependent or beneficiary of any such employee, any labor union or other party or organization, any obligee, owner or holder of any obligation or liability, other than the parties to this Agreement and the Indemnified Parties.

                      [SIGNATURES APPEAR ON FOLLOWING PAGE]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                             KAYDON CORPORATION


                                             By: /S/ BRIAN P. CAMPBELL
                                                 ----------------------------
                                                 Brian P. Campbell, President


                                             CANFIELD TECHNOLOGIES, INC.


                                             By: /S/ DANIEL V. GROSSMAN
                                                 ----------------------------
                                                 Daniel V. Grossman, Chairman


                                             ENVIRONMENTAL ALLOYS, INC.


                                             By: /S/ DANIEL V. GROSSMAN
                                                 ----------------------------
                                                 Daniel V. Grossman, Chairman

                                                                       EXHIBIT A

                                ESCROW AGREEMENT

         ESCROW AGREEMENT, dated as of August    , 2000 (the "Escrow
Agreement"), by and among KAYDON ACQUISITION XI, INC. ("Purchaser"), a Delaware corporation, BANK ONE TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association, as escrow agent ("Escrow Agent"), CANFIELD TECHNOLOGIES, INC., a New Jersey corporation, and ENVIRONMENTAL ALLOYS, INC., a Florida corporation (collectively, the "Sellers").

         A. WHEREAS, the Purchaser has contemporaneously consummated the acquisition of substantially all assets of Sellers pursuant to an Asset Purchase Agreement, dated as of August 11, 2000 (as heretofore amended, modified or supplemented from time to time in accordance with its terms, the "Asset Purchase Agreement"), among Sellers and the Purchaser which provides inter alia that U.
S. $1,500,000 shall be held in escrow subject to the terms and conditions of this Escrow Agreement, from which amount Sellers intend to provide indemnification to the Purchaser pursuant to the terms of the Asset Purchase Agreement;

         B. WHEREAS, the amount deposited in escrow pursuant to the terms of the Asset Purchase Agreement is intended to be available to satisfy the claims for indemnification of the Purchaser under the Asset Purchase Agreement;

         C. WHEREAS, capitalized terms used herein and not otherwise defined shall have the meaning given such terms in the Asset Purchase Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereby agree as follows:

         1. Delivery and Receipt of Funds: Designation of Representatives.

         (a) Pursuant to Section 1.6 of the Asset Purchase Agreement, Purchaser has delivered to the Escrow Agent to be held under the terms and conditions set forth herein, the sum of U.S. $1,500,000 in immediately available funds (such funds as increased or decreased by any investments made hereunder or as decreased by any disbursements made in accordance herewith are referred to as the "Escrow Fund"). The Escrow Agent agrees to hold the Escrow Fund in accordance with the terms of this Escrow Agreement.

         (b) The Purchaser and Sellers (or Sellers' assignee) shall each execute and deliver to the Escrow Agent a certificate of incumbency substantially in the form of Exhibit A hereto for the purpose of establishing the identity of the representatives of the Purchaser and Sellers (or Sellers' assignee) entitled to issue instructions or directions to the Escrow Agent on behalf of each such party. In the event of any change in the identity of such representatives, a new certificate of incumbency shall be executed and delivered to the Escrow Agent by the appropriate party. Until such time as the Escrow Agent shall receive a new incumbency certificate, the Escrow Agent shall be fully protected in relying without inquiry on any then current incumbency certificate on file with the Escrow Agent.

         2. Investment; Earnings; Maintenance of Escrow Fund.

         (a) Until disbursement of the entire Escrow Fund in accordance with the terms hereof, the Escrow Agent will invest the monies deposited in the Escrow Fund and any accumulated income earned thereon, as directed by the Sellers' Representative, in one or more of the following:

                  (i) Direct obligations of and obligations fully guaranteed by the United States of America, or any agency thereof, the principal and interest of which are guaranteed by the United States of America or its agencies;

                  (ii) Participation under a revolving repurchase agreement maintained by the Escrow Agent with other entities relative to an agreement for the sale and repurchase of obligations itemized in paragraph (i) above;

                  (iii) Any time deposit which is fully insured by the Federal Deposit Insurance Corporation;

                  (iv) Commercial paper notes which, at the time of investment, are rated in one of the two highest credit ratings by Moody's Investors Service, Inc. and/or Standard & Poor's Corporation;

                  (v) Certificates of deposit of any bank organized under the laws of the United States;

                  (vi) Any money market fund (including money market funds for which the Escrow Agent serves in an advisory capacity and/or other money market funds with which the Escrow Agent has an existing relationship), the assets of which are any of those obligations itemized in paragraphs (i) through (v) above; or

                  (vii)    Any one or more of the following mutual funds:
                           Vanguard New Jersey Tax-Exempt Money Market Fund, Vanguard New Jersey Insured Long-Term Tax-Exempt Fund, Vanguard 500 Index Fund, Vanguard Prime Money Market or any other Vanguard Group Mutual Fund as Sellers' Representative shall designate with Purchasers' written consent, which consent shall not be unreasonably withheld.

         The Escrow Agent shall make arrangements so that either (A) Sellers' Representative (as designated in Section 19 below) shall be permitted to deal directly with The Vanguard Group to transfer the Escrow Fund, or any portion of it, between or among the above designated Vanguard mutual funds, provided that in no event shall any portion of the Escrow Fund be released to Sellers or invested except as otherwise provided herein, or (B) if such arrangements cannot be made with

The Vanguard Group, then the Escrow Agent shall designate a specific employee or employees to receive change of fund investment instructions from Sellers' Representative, which instructions shall be communicated to The Vanguard Group prior to 4:00 p.m., Eastern Time, provided they are received by the Escrow Agent prior to 2:00 p.m.. Absent direction from the Sellers' Representative, the Escrow Agent shall invest the Escrow Funds in the Vanguard New Jersey Tax-Exempt Money Market Fund, and the Escrow Agent shall use its best efforts to open such Vanguard account in advance of the Closing Date, so that the Escrow Fund can be wired to such Vanguard fund at the time of the Closing under the Asset Purchase Agreement.

         (b) Sellers shall be liable for and shall pay all taxes on the income earned on the Escrow Fund and shall indemnify and hold Purchaser and the Escrow Agent harmless therefrom. For fiduciary accounting purposes under this Escrow Agreement, realized capital gains and losses shall be allocated to income and the term "accumulated income" shall include such realized gains and losses. Accumulated income on the Escrow Fund shall be distributed on a calendar quarter basis to the Sellers, provided that the market value of the Escrow Fund (before deduction for any pending and unpaid Claimed Amounts) shall not be reduced below the Minimum Escrow Fund Amount specified in paragraph (c) below. Any loss incurred as a result of an investment shall be borne by the Escrow Account.

         (c) If at the end of each calendar month the market value of the Escrow Fund shall have diminished below the applicable Minimum Escrow Fund Amount, then an amount of accumulated income on the Escrow Fund sufficient to restore the market value of the Escrow Fund to the applicable Minimum Escrow Fund Amount shall be transferred by the Escrow Agent to become principal of the Escrow Fund and shall thereafter no longer be available for distribution to the Sellers until the next quarterly distribution of the accumulated income or the termination and release of the Escrow Fund. The applicable "Minimum Escrow Fund Amount" shall be as follows: for the period from August 28, 2000, through and including August 27, 2001, $1,500,000; for the period from August 28, 2001, through and including August 27, 2002, $1,000,000; for the period from August 28, 2002, through and including August 27, 2003, $500,000;

         (d) The Escrow Agent is hereby authorized to execute purchases and sales of permitted investments through the facilities of its own trading or capital markets operations or those of any affiliated entity. The Escrow Agent shall send statements to each of the parties hereto on a monthly basis reflecting activity in the Escrow Account for the preceding month. Although the Purchaser and Sellers each recognize that it may obtain a broker confirmation or written statement containing comparable information at no additional cost, the Purchaser and the Sellers hereby agree that confirmations of permitted investments are not required to be issued by the Escrow Agent for each month in which a monthly statement is rendered.

         3. General Indemnity Obligation. The Escrow Fund shall be held by the Escrow Agent as security for the indemnification obligation of Sellers under the Asset Purchase Agreement. Purchaser may make a claim against the Escrow Fund for any amounts for which Sellers may be so liable to Purchaser under the Asset Purchase Agreement.

         4. Claims. At any time that the Purchaser makes a claim against Sellers under Article VII of the Asset Purchase Agreement (a "Claim"), Purchaser shall notify (a "Claim Notice") the Escrow Agent and Sellers' Representative in writing of any such Claim (identifying such Claim with reasonable specificity), and stating the basis for the Claim and the amount or estimated amount thereof (the "Claimed Amount"). On the 45th day after the Escrow Agent has received a Claim Notice, unless it receives a Dispute Notice from Sellers' Represetative pursuant to Section 5 hereof (in which case such Claim shall be resolved as provided in Section 5 hereof), the Escrow Agent shall deliver to Purchaser out of the Escrow Fund cash equal in amount to the Claimed Amount.

         5. Dispute of Claim. Sellers shall have the right to dispute any Claimed Amount by giving concurrently to the Escrow Agent and to Purchaser, prior to the forty-fifth (45th) day after delivery to Sellers' Representative of any Claim Notice from Purchaser, written notice (a "Dispute Notice") that they dispute the matters set forth in such Claim Notice either with respect to the validity or the amount of the Claim in question or on the basis that the deficiency, liability or obligation in question is not properly chargeable as a claim under the Asset Purchase Agreement. Such Dispute Notice shall include the basis and amount, with reasonable specificity, of the dispute. If such Dispute Notice covers less than the full Claimed Amount, Sellers' Representative shall state in the Dispute Notice the amount of the Claimed Amount as to which Sellers agree that Purchaser should be paid out of the Escrow Fund, and such portion of the Claimed Amount shall be promptly paid by the Escrow Agent to the Purchaser. The Escrow Agent shall have no obligation to determine the sufficiency of any such Dispute Notice or Claim Notice. Upon receipt of any such Dispute Notice from the Sellers' Representative, the Escrow Agent shall take no action with respect to the amounts in dispute except: (a) upon the joint written instructions of both Purchaser and Sellers' Representative; or (b) ten (10) days after receipt by Escrow Agent of written notice (the "Order Notice") from either Purchaser or Sellers' Representative that the dispute has been resolved by a final order, decree or judgment (from which no further appeal may be taken) of a court of competent jurisdiction, which Order Notice shall be accompanied by a copy of any such order, decree or judgment certified by the Clerk (or equivalent officer) of such court and by an opinion of counsel stating that the time for appeal therefrom has expired and no appeal has been perfected. A copy of such Order Notice shall concurrently be given by the party giving the Order Notice to the other parties hereunder. Upon receipt of joint instructions described in clause (a) above, Escrow Agent shall make payment out of the Escrow Fund in accordance therewith, and ten (10) days after receipt by Escrow Agent of an Order Notice described in clause (b) above, Escrow Agent shall make payment out of the Escrow Fund in accordance with the order, decree or judgment referenced therein and attached thereto.

         6. Partial Distribution, Termination and Release of Escrow Fund.

         (a) On August 28, 2001, the Escrow Agent shall determine the aggregate of all pending and unpaid Claimed Amounts as of that date and, shall pay to Sellers out of the Escrow Fund $500,000 less 50% of the aggregate of such pending and unpaid Claimed Amounts; provided, however, that if 50% of the aggregate of such pending and unpaid Claimed Amounts are greater than $500,000, then all the assets in the Escrow Fund shall be retained in the Escrow Fund and the

Escrow Agent shall not make any payments to Sellers out of the Escrow Fund until otherwise permitted under this Escrow Agreement. In the event after August 27, 2001 but before August 28, 2002, any claim is resolved, by Order Notice or by joint written instructions of the Purchaser and Sellers' Representative, in an amount less than the full Claimed Amount, then the Escrow Agent shall within ten
(10) days pay to Sellers out of the principal of the Escrow Fund such amount as will bring the prior payment under this paragraph (a) up to $500,000 less 50% of the aggregate of the remaining pending and unpaid Claimed Amounts; provided, however, that if 50% of the aggregate of the remaining pending and unpaid Claimed Amounts are equal to or greater than $500,000, then no distribution shall be made under this sentence.

         (b) On August 28, 2002, the Escrow Agent shall determine the aggregate of all pending and unpaid Claimed Amounts as of such date and as soon as practicable after making such determinations shall pay to Sellers such amount as will leave in the Escrow Fund the sum of $500,000 plus 50% of the aggregate of such pending and unpaid Claimed Amounts. In the event after August 27, 2002, but before August 28, 2003, any Claim is resolved, by Order Notice or by joint written instructions of the Purchaser and Sellers' Representative, in an amount less than the full Claimed Amount, then the Escrow Agent shall within ten (10) days pay to Sellers such amount as will leave in the Escrow Fund the sum of (i) $500,000 plus (ii) 50% of the aggregate of the remaining pending and unpaid Claimed Amounts.

         (c) On August 28, 2003, the Escrow Agent shall determine the aggregate of all pending and unpaid Claimed Amounts as of such date and as soon as practicable after making such determination shall pay to Sellers the remaining balance of the Escrow Fund, including accumulated income, less such aggregate of pending and unpaid Claimed Amounts. Any amount or amounts retained after August 28, 2003, pursuant to this Escrow Agreement on account of the pending and unpaid Claimed Amounts shall continue to be held in accordance with this Escrow Agreement until a final disposition thereof is made in accordance with this Escrow Agreement.

         (d) Upon receipt of a letter, in a form substantially similar to that attached hereto as Exhibit B, signed by the Purchaser and Sellers' Representative, the Escrow Agent agrees to sell the Permitted Investments and to pay the full balance and proceeds of the Escrow Account as the Purchaser and Sellers' Representative shall direct.

         7. Liquidation of Investments. The Escrow Agent shall liquidate any investments in the Escrow Fund necessary to provide funds in order to make any payments required by this Escrow Agreement in accordance with written instructions given to it by Sellers' Representative with regard to the priority of investments to be so liquidated. If Sellers' Representative fails to give the Escrow Agent such written instructions, the Escrow Agent shall use its discretion in liquidating sufficient investments to pay any amounts due hereunder in a timely manner.

         8. Concerning the Escrow Agent. Notwithstanding any provision contained herein to the contrary, the Escrow Agent, including its officers, directors, employees and agents, shall:

         (a) not be held liable for any action taken or omitted under this Escrow Agreement so long as it shall have acted in good faith and without gross negligence;

         (b) have no responsibility to inquire into or determine the genuineness, authenticity, or sufficiency of any securities, check, or other documents or instruments submitted to it in connection with its duties hereunder;

         (c) be entitled to deem the signatories of any documents or instruments submitted to it hereunder as being those purported to be authorized to sign such documents or instruments on behalf of the parties hereto and shall be entitled to rely upon the genuineness of the signatures of such signatories without inquiry and without requiring substantiating evidence of any kind;

         (d) be entitled to refrain from taking any action contemplated by this Escrow Agreement in the event that it becomes aware of any disagreement between the parties hereto as to any facts or as to the happening of any contemplated event precedent to such action;

         (e) have no responsibility or liability for any diminution in value of any assets held hereunder which may result from any investment or reinvestment made in accordance with any provision which may be contained herein;

         (f) be entitled to compensation for its services hereunder as per Exhibit C attached hereto and for reimbursement of its out-of-pocket expenses including, but not by way of limitation, the reasonable fees and costs of attorneys or agents which it may find necessary to engage in performance of its duties hereunder, to be paid in full by Purchaser, except that any sales loads, fees or transaction charges assessed by The Vanguard Group ("Vanguard Charges") shall be paid out of the Escrow Fund;

         (g) be entitled to set off and apply the Escrow Fund against any fees and expenses to which the Escrow Agent is entitled hereunder and which are due and owing, but only after the Escrow Agent has given notice requesting payment thereof to Sellers' Representative and Purchaser and such fees and expenses remain unpaid for 60 days following the date of receipt by Sellers' Representative and Purchaser of such notice. The Escrow Agent shall promptly notify Sellers' Representative and Purchaser after any such setoff and application made by the Escrow Agent, and Purchaser shall promptly reimburse the Escrow Fund for the amount of such setoff, except that Sellers shall promptly reimburse the Escrow Fund for the amount of such setoff where such setoff is incurred due to Vanguard Charges;

         (h) be under no obligation to invest the deposited funds or the income generated thereby until it has received a U.S. Internal Revenue Service Form W-9 (or W-8, if applicable) from Sellers;

         (i) be, and hereby is, jointly and severally indemnified and saved harmless by the other parties hereto from all loss, costs, and expenses, including attorney's fees, which may be incurred by it as a result of its involvement in any litigation arising from the performance of its duties hereunder, provided that such litigation shall not have resulted from any action taken or omitted by it and for which it shall have been adjudged to have acted in bad faith or to have been grossly negligent; such indemnification shall survive termination of this Escrow Agreement and the resignation or removal of the Escrow Agent pursuant to Section 10 hereof until extinguished by any applicable statute of limitation. As between Sellers and Purchaser, each shall be responsible for one-half of such indemnification obligations;

         (j) in the event any dispute shall arise between the parties with respect to the disposition or disbursement of any of the assets held hereunder, be permitted to interplead all of the assets held hereunder into a court of competent jurisdiction, and thereafter be fully relieved from any and all liability or obligation with respect to such interpleaded assets. The other parties further agree to pursue any redress or recourse in connection with such a dispute, without making the Escrow Agent a party to same unless required by applicable law;

         (k) only have those duties as are specifically provided herein, which shall be deemed purely ministerial in nature;

         (l) neither be responsible for, nor chargeable with knowledge of, the terms and conditions of any other agreement, instrument, or document between the other parties hereto, in connection herewith, including, without limitation, the Asset Purchase Agreement and shall be required to act only pursuant to the terms and provisions of this Escrow Agreement. This Escrow Agreement sets forth all matters pertinent to the escrow contemplated hereunder and no additional obligations of the Escrow Agent shall be implied from the terms of this Escrow Agreement or any other agreement;

         (m) use Canfield Technologies, Inc.'s federal employer identification number (22-1600225) as the taxpayer identification number for all investments of the Escrow Fund and, to the extent applicable, for Form 1099 or Schedule K-1 reporting purposes, until such times as the Sellers' Representative shall notify the Escrow Agent of a different taxpayer identification number;

         (n) have the right, but not the obligation, to consult with counsel of choice and shall not be liable for action taken or omitted to be taken by Escrow Agent either in accordance with the advice of such counsel or in accordance with any opinion of counsel to the Purchaser and Sellers addressed and delivered to the Escrow Agent;

         (o) have the right to perform any of its duties hereunder through agents, attorneys, custodians or nominees. Any banking association or corporation into which the Escrow Agent may be merged, converted or with which the Escrow Agent may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Escrow Agent shall be a party, or any banking association or corporation to which all or substantially all of the corporate trust business of the Escrow Agent shall be transferred, shall succeed to all the Escrow Agent's rights, obligations and immunities hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; and

         The immunities and protection and right to indemnification listed in this Section 8, together with the Escrow Agent's right to compensation, shall survive the termination of this Agreement and the Escrow Agent's resignation or removal.

         9. Notices. Any request, direction, notice, or other communication required or permitted to be made or given by any party hereto shall be in writing and shall be delivered by hand or by overnight commercial courier service, (or by facsimile transmission confirmed by one of such methods), to the addresses and facsimile numbers noted below (or to such other addresses and facsimile numbers as a party may designate as to itself by notice to the other parties in accordance with this Section 9).

         (a) in the case of Sellers:
                           Daniel V. Grossman, Sellers' Representative
                           112 Western Drive
                           Short Hills, New Jersey 07078
                           Facsimile: (973) 467-5416

             with a courtesy copy to:
                           J. Lamont Harris
                           Henthorn, Harris, Taylor & Weliever
                           122 E. Main Street
                           P.O. Box 645
                           Crawfordsville, Indiana 47933
                           Facsimile: (765) 362-4521

         (b) In the case of Purchaser:
                           Kaydon Acquisition XI, Inc.
                           315 East Eisenhower Parkway, Suite 300
                           Ann Arbor, Michigan 48108
                           Attention: Brian P. Campbell, President
                           Telephone: (734) 747-7025
                           Facsimile: (734) 747-6928

             with courtesy copy to:
                           Paul R. Rentenbach
                           Dykema Gossett PLLC
                           400 Renaissance Center
                           Detroit, Michigan   48243-1668
                           Telephone: (313) 568-6973
                           Facsimile: (313) 568-6915

         (c) In the case of the Escrow Agent:
                           Bank One, Trust Company, National Association 611 Woodward Avenue
                           Detroit, Michigan 48226
                           Attention: Kelly A. Low
                           Telephone: (313) 225-2231
                           Facsimile: (313) 225-3420

         10. Resignation or Removal of Escrow Agent. The Escrow Agent may resign as such following the giving of thirty (30) days' prior written notice to the other parties hereto. Similarly, the Escrow Agent may be removed and replaced following the giving of thirty (30) days' prior joint written notice to the Escrow Agent by the Purchaser and the Seller's Representative. In either event, the duties of the Escrow Agent shall terminate (30) thirty days after receipt of such notice (or as such earlier date as may be mutually agreed by the Purchaser and the Sellers' Representative); and the Escrow Agent, after it has been paid all the fees, costs and expenses to which it is entitled hereunder (including the costs of transferring the monies or assets in its possession), shall then deliver the balance of the monies or assets then in its possession to a successor Escrow Agent as shall be jointly appointed, as evidenced by a written notice filed with the Escrow Agent, or to a successor Escrow Agent appointed pursuant to the next paragraph.

         If the Purchaser and the Sellers' Representative are unable to agree upon a successor Escrow Agent or shall have failed to appoint a successor Escrow Agent prior to the expiration of thirty (30) days following receipt of the notice of resignation or removal, the Escrow Agent may petition any court of competent jurisdiction for the appointment of a successor Escrow Agent or for other appropriate relief; and, any such resulting appointment shall be binding upon all the parties hereto.

         Upon acknowledgment by any successor Escrow Agent of the receipt of the balance of the monies or assets, in escrow, the Escrow Agent shall be fully released and relieved of all duties, responsibilities and obligations under this Escrow Agreement.

         11. Entire Agreement: Modification. This Escrow Agreement constitutes the entire understanding among the parties with respect to the subject matter hereof and shall supersede any prior or contemporaneous agreement or understanding, oral or written, with respect to the subject matter hereof. No modification or amendment of this Escrow Agreement shall be valid unless the same is in writing and is signed by Sellers and the Purchaser and consented to by the Escrow Agent.

         12. Joint Direction. Notwithstanding anything contained herein to the contrary, Purchaser and Sellers' Representative may jointly direct the Escrow Agent, in writing, to perform any action contemplated herein, and upon receipt of such joint direction, the Escrow Agent shall act in compliance therewith and have no liability to Purchaser, Sellers or any third party beneficiary for such act.

         13. Applicable Law. This Escrow Agreement shall be construed in accordance with and governed by the laws of the State of Michigan without giving effect to any applicable principles of conflicts of laws.

         14. Counterparts. This Escrow Agreement may be executed with counterpart signature of pages or in one or more counterparts, each of which shall be deemed an original, but all which together shall constitute one and the same instrument.

         15. Invalid Clause. If any term, covenant, condition or provision of this Escrow Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the provisions hereof shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby.

         16. Binding Effect. This Escrow Agreement shall be binding upon and inure to the benefit of, the heirs, administrators, executors, successors and assigns of the parties hereto.

         17. Recitals. The recitals to this Escrow Agreement are incorporated herein as part of this Escrow Agreement.

         18. Assignment by Sellers. Sellers shall have the right, upon written notice to Purchaser and the Escrow Agent, to assign all of Sellers' rights, interests and obligations under this Agreement, including all rights in and to the Escrow Fund, (i) to a successor limited liability partnership, limited liability company or other entity designated by Sellers, or (ii) to the Sellers' shareholders in their ownership proportions of 90% to Daniel V. Grossman and 10% to Robert P. McIntire.

         19. Appointment of Sellers' Representative.

         (a) The Sellers hereby irrevocably appoint the person designated from time to time pursuant to Section 19(f) as their true and lawful attorney-in-fact, to act as their representative ("Sellers' Representative") under this Escrow Agreement and, as such, to act, as Sellers' agent (with full power of substitution), to take such action on such Sellers' behalf with respect to all matters relating to this Escrow Agreement, the Asset Purchase Agreement and all transactions herein and therein. Daniel V. Grossman hereby accepts his appointment as the initial Sellers' Representative and the authorization set forth above. The Sellers' Representative shall not have any duties or responsibilities except those expressly set forth in this Escrow Agreement, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Escrow Agreement or shall otherwise exist against the Sellers' Representative. With respect to all other actions, the Sellers' Representative shall only take or authorize such actions approved orally or in writing by the Sellers or their assignee.

         (b) The Sellers' Representative shall be entitled to rely, and shall be fully protected in relying, upon any statements furnished to him by any Seller, Sellers' assignee or the Purchaser, or any other evidence deemed by the Sellers' Representative to be reliable, and the Sellers' Representative shall be entitled to act on the advice of counsel selected by him. The Sellers' Representative shall be fully justified in failing or refusing to take any action under this Escrow Agreement unless he has received such advice or concurrence of the Sellers, or their assignee, as he deems appropriate or he has been expressly indemnified to his satisfaction by the Sellers, or their assignee, against any and all liability and expense that the Sellers' Representative may incur by reason of taking or continuing to take any such action.

         (c) The Sellers' Representative shall be entitled to retain counsel and to incur such expenses as the Sellers' Representative deems to be necessary or appropriate in connection with his performance of his obligations under this Escrow Agreement, and all such fees and expenses (including reasonable attorneys' fees and expenses) incurred by the Sellers' Representative shall be borne by the Sellers or their assignee.

         (d) The Sellers hereby agree to indemnify the Sellers' Representative (in his capacity as such) ratably according to their interests in the Escrow Fund against, and to hold the Sellers' Representative (in his capacity as such) harmless from, any and all losses of whatever kind which may at any time be imposed upon, incurred by or asserted against the Sellers' Representative in such capacity in any way relating to or arising out of his action or failures to take action pursuant to this Escrow Agreement or in connection herewith in such capacity, provided that no Seller or Sellers' assignee shall be liable for the payment of any portion of such losses resulting solely from the gross negligence or willful misconduct of the Sellers' Representative. The agreements in this
Section 19(d) shall survive termination of this Escrow Agreement.

         (e) To the extent this Escrow Agreement provides that the Sellers shall be jointly and severally liable to personally pay any cost, expense or other liability, the Sellers, or their respective assignee(s), shall share such payment ratably in accordance with their respective interests in the Escrow Fund, and shall reimburse each other as necessary to give effect to the intent of this provision.

         (f) Daniel V. Grossman shall be the initial Sellers' Representative and shall serve as the Sellers' Representative until the earlier of his resignation or removal (with or without cause) by action of the Sellers' or their assignee. Upon the resignation or removal of the Sellers' Representative, the Sellers or their assignee shall select a new Sellers' Representative who may resign, be removed or replaced in the same manner as the initial Sellers' Representative. Each time a new Sellers' Representative is appointed pursuant to this Escrow Agreement, such Person shall accept such position in writing.

         (g) The Sellers or their assignee shall notify the Purchaser and Escrow Agent of each change of Sellers' Representative. Until the Purchaser and Escrow Agent receive the foregoing notice, they shall be entitled to assume that a prior person acting as the Sellers' Representative is still the duly authorized Sellers' Representative.

         20. Attachment of Escrow Fund; Compliance with Legal Orders. In the event that any escrow property shall be attached, garnished or levied upon by any court order, or the delivery thereof shall be stayed or enjoined by an order of a court, or any order, judgment or decree shall be made or entered by any court order affecting the property deposited under this Agreement, the Escrow Agent is hereby expressly authorized, in its sole discretion, to obey and comply with all writs, orders or decrees so entered or issued, which it is advised by legal counsel of its own choosing is binding upon it, whether with or without jurisdiction, and in the event that the Escrow Agent obeys or complies with any such writ, order or decree it shall not be liable to any of the parties hereto or to any other person, firm or corporation, by reason of such compliance notwithstanding such writ, order or decree be subsequently reversed, modified, annulled, set aside or vacated.

         21. Tax Matters.

         (a) Reporting of Income. The Escrow Agent shall report to the Internal Revenue Service, as of each calendar year-end, and to the Purchaser and Canfield Technologies, as applicable, all income earned from the investment of any sum held in the Escrow Account as and to the extent required under the provisions of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder (the "Code").

         (b) Preparation and Filing or Tax Returns. Canfield Technologies or its successor shall be required to prepare and file any and all income or other tax returns applicable to the Escrow Account with the Internal Revenue Service and all required state or local departments of revenue in all years in which income is earned, as and to the extent required under the provisions of the Code.

         (c) Payment of Taxes. Any taxes payable on income earned from the investment of any sums held in the Escrow Account shall be paid by Canfield Technologies whether or not the income was distributed by the Escrow Agent during any particular year as and to the extent required under the provisions of the Code.

         (d) Unrelated Transactions. The Escrow Agent shall have no responsibility for the preparation and/or filing of any tax or information return with respect to any transaction, whether or not related to the Agreement, that occurs outside the Escrow Account.

                         [SIGNATURES ON FOLLOWING PAGE]

         IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement as of the day and year first above written.

                                CANFIELD TECHNOLOGIES, INC.


                                By:
                                   ---------------------------------------
                                       Daniel V. Grossman, Chairman


                                ENVIRONMENTAL ALLOYS, INC.


                       By:
                          -----------------------------------------
                                       Daniel V. Grossman, Chairman


                                KAYDON ACQUISITION XI, INC.


                                By:
                                   -------------------------------------------
                                       Brian P. Campbell, President


                                BANK ONE, TRUST COMPANY, NATIONAL
                                ASSOCIATION, as Escrow Agent


                                By:
                                   -------------------------------------------
                                Name:
                                     -----------------------------------------
                                Title:
                                      ----------------------------------------


                                ----------------------------------------------
                                Daniel V. Grossman, as Sellers' Representative

                                   EXHIBIT A

                            CERTIFICATE OF INCUMBENCY


         The undersigned,     ,of      , hereby certifies that the following
named officers are duly appointed, qualified and acting in the capacity set forth opposite his/her name, and the following signature is the true and genuine signature of said officer.

                  Name                               Title                              Signature

         ----------------------              ----------------------               ----------------------



         ----------------------              ----------------------               ----------------------


         Such officers are hereby authorized to furnish the Escrow Agent with directions relating to any matter concerning this Escrow Agreement and the funds and/or property held pursuant thereto.

         IN WITNESS WHEREOF,                         has caused this Certificate
of Incumbency to be executed by its officer duly authorized this             day
            , 2000.

                                [CANFIELD TECHNOLOGIES, INC.]
                                [ENVIRONMENTAL ALLOYS, INC.]
                                [KAYDON CORPORATION]


                                By:
                                   ---------------------------------
                                Name:
                                     -------------------------------
                                Title:
                                      ------------------------------

                                   EXHIBIT B

                                            ,2000
                                -----------

Bank One Trust Company, National Association
611 Woodward Avenue, Suite M11-8110
Detroit, Michigan 48226

Attention: Corporate Trust Services Division/Kelly Low

Re:      Escrow Account No.        among Kaydon Corporation (the "Purchaser"), a
         Delaware corporation, Bank One Trust Company, National Association, as Escrow Agent (the "Escrow Agent"), Canfield Technologies, Inc., a New Jersey corporation, and Environmental Alloys, Inc., a Florida corporation (collectively, the "Sellers").

Please sell all investments held in the Escrow Account and distribute the full balance and proceeds thereof by (wire transfer) (cashier's check) to
(If wire transfer - name of bank, bank's ABA number and customer's account
number for credit or as                    shall otherwise direct.

                                Very truly yours,



                                ------------------------------------

                                By:
                                   ---------------------------------
                                Name:
                                     -------------------------------
                                Title:
                                      ------------------------------

                                   EXHIBIT C

                                SCHEDULE OF FEES

ACCEPTANCE FEE:  $1,000.00
         For time devoted to review of drafts of escrow agreement, negotiations and consultations with principals and attorneys, attendance at closing, establishing procedures and records, opening of the account and report set-up. This fee is due and payable at closing.

ANNUAL ADMINISTRATION: $2,500.00 per year, or portion thereof, payable in advance.
         Covers: account administration, review of any required compliance certificates, maintenance of records, contacts and correspondence , responding to auditors, etc. This fee is billed annually in advance and is due and payable at closing.

ACTIVITY CHARGES:

         A.       Additional Cash Deposits:          $10.00 each
         B.       Cash Disbursements:                $20.00 each by check/ $25.00 each by wire
         C.       Investment Transactions:           $70.00 per acquisition or disposal, plus any special
                                                     fees charged by the Vanguard Group (no transaction
                                                     charges for One Group Fund transactions)
         D.       Deposit or Withdrawal of Securities or Documents:
                                                     $70.00 per deposit or withdrawal of each distinctive
                                                     document or security on each occasion.

EXTRAORDINARY SERVICES:
         At rates in effect from time to time, as shall be determined on the basis of time, effort and responsibility for services provided beyond the scope of those listed.

OUT-OF-POCKET EXPENSES:
         Escrow Agent shall be entitled to reimbursement for its out-of-pocket expenses incurred, including, but not limited to: registered or certified postage, courier costs, travel and lodging, and amounts paid to attorneys and agents, when required

MISCELLANEOUS:
         All fees are subject to reasonable adjustment as changes in laws, procedures, and costs of doing business demand. Escrow Agent's fees are subject to modification should subsequent review disclose unanticipated duties, conflicts of interest, environmental or credit standard deficiencies. If the transaction fails to close for reasons beyond Bank One Trust Company, N.A.'s control, we reserve the right to charge a fee not to exceed the amount of the Acceptance Fee.

                                                                       EXHIBIT B

                            NON-COMPETITION AGREEMENT

         This NON-COMPETITION AGREEMENT (the "Agreement") is made as of
August   , 2000, by and among DANIEL V. GROSSMAN ("Grossman"), KAYDON
CORPORATION, a Delaware corporation ("Kaydon"), KAYDON ACQUISITION XI, INC., a Delaware corporation ("Acquisition XI"), KAYDON ACQUISITION XII, INC., a Delaware corporation ("Acquisition XII"), KAYDON ACQUISITION XIII, INC., a Delaware corporation ("Acquisition XIII") and INDIANA PRECISION, INC., an Indiana corporation ("Indiana Precision").

         Acquisition XI and Acquisition XII are wholly-owned subsidiaries of Kaydon and have on this date completed the acquisition of two separate businesses that were operated by corporations (the "Sellers") that were owned principally by Grossman. In addition, Acquisition XIII has on this date acquired all of the voting stock of Indiana Precision, a majority of which stock was previously owned by Grossman. As a condition to the completion of such acquisitions, Grossman and Kaydon have agreed to enter into this Agreement. Acquisition XI, Acquisition XII, Acquisition XIII and Indiana Precision are hereafter referred to as the "Kaydon Subsidiaries". In consideration of the compensation payable hereunder and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by each party), the parties agree as follows:

         1. Confidentiality and Non-Competition. Grossman acknowledges that as the owner of shares in the voting stock of the Sellers and Indiana Precision, he has had access to information relating to the businesses of the Kaydon Subsidiaries that has not been disclosed to third parties ("Confidential Information") that may include, without limitation, trade secrets and know-how, computer programs, the names and addresses of customers and suppliers and their particular business requirements and the names and addresses of employees, the disclosure of which Confidential Information to competitors of the Kaydon Subsidiaries, or to the general public would be highly detrimental to the best interests of the Kaydon and the Kaydon Subsidiaries. Grossman further acknowledges and agrees that the right to maintain confidential the Confidential Information constitutes a proprietary right that Kaydon and the Kaydon Subsidiaries are entitled to protect. Accordingly, Grossman covenants and agrees with the Kaydon and the Kaydon Subsidiaries that:

         (a) he will not disclose any Confidential Information to any person nor will he use the same for any purposes other than those advancing the interests of Kaydon and the Kaydon Subsidiaries at any time during the two-year period commencing on the date hereof;

         (b) he will not (without the prior written consent of Kaydon), at any time during the two-year period commencing on the date hereof, either individually or in partnership or jointly or in conjunction with any person as principal, agent, shareholder or in any other manner whatsoever, carry on or be engaged in or be concerned with or interested in or advise, lend money to, guarantee the debts or obligations of or permit his name or any part thereof to be used or employed by any person engaged in or concerned with or interested in any business anywhere in the United States of America which is involved in the manufacture of solder, heat transfer coil making equipment or machined molds for plastic closures (the "Competitive Businesses"); provided, however, that the foregoing covenant shall not act to prevent Grossman from becoming solely a stockholder in a corporation that is engaged in a Competitive Business if the stock of such other corporation is listed for trading on a national securities exchange or the Nasdaq Stock Market and if the amount of shares owned by Grossman does not exceed 5% of the total outstanding voting stock of such corporation; and

         (c) he will not (without the prior written consent of Kaydon) at any time during the two-year period commencing on the date hereof:

                  (i) contact, for the purpose of soliciting any Competitive Business any person or entity who is a customer of such Kaydon Subsidiary; or

                  (ii) initiate contact with any employee or executive of any Kaydon Subsidiary for the purpose of offering him or her employment with any person or entity.

         2. Compensation. As consideration for the foregoing agreement not to compete with the Kaydon Subsidiaries, Kaydon agrees to pay to Grossman the sum of Five Thousand Dollars ($5,000) per annum, in a lump sum on the date hereof and on the first anniversary of the date of this Agreement.

         3. Severability. If any covenant or provision herein is determined to be void or unenforceable in whole or in part, it shall not be deemed to affect or impair the validity of any other covenant or provision, and subsections 1(a),
(b) and (c) and clauses 1(c)(i) and (ii) are each declared to be separate and distinct covenants. Grossman hereby agrees that all restrictions in Section 1 are reasonable and valid and all defenses to the strict enforcement thereof by the Purchaser are hereby waived by Grossman.

         4. Enforceability. Grossman acknowledges that a violation of any of the provisions of Section 1 will result in immediate and irreparable damage to the Purchasers and to Kaydon, and agrees that, in the event of such violation, any Purchaser or Kaydon shall, in addition to any other rights to relief, be entitled to equitable relief by way of temporary or permanent injunction and to such other relief as any court of competent jurisdiction may deem just and proper. If Grossman is in breach of any of such restrictions, the running of the period of proscription shall be stayed and shall recommence upon the date Grossman ceases to be in breach thereof, whether voluntarily or by injunction.

         5. Applicable Law. This Agreement shall be construed, interpreted and enforced in accordance with, and the respective rights and obligations of the parties shall be governed by, the laws of the State of New Jersey and the federal laws of the United States applicable therein and each party hereby irrevocably and unconditionally submits to the exclusive jurisdiction of the courts of such state and all courts competent to hear appeals therefrom.

         IN WITNESS WHEREOF this Agreement has been executed by the parties hereto.


                                      -------------------------------
                                      Daniel V. Grossman


                                      KAYDON CORPORATION


                                      By:
                                         ------------------------------
                                      Its:
                                           ------------------------------


                                      KAYDON ACQUISITION XI, INC.


                                      By:
                                         ------------------------------
                                      Its:
                                           ------------------------------


                                      KAYDON ACQUISITION XII, INC.


                                      By:
                                         ------------------------------
                                      Its:
                                           ------------------------------


                                      KAYDON ACQUISITION XIII, INC.


                                      By:
                                         ------------------------------
                                      Its:
                                           ------------------------------


                                      INDIANA PRECISION, INC.


                                      By:
                                         ------------------------------
                                      Its:
                                           ------------------------------

                                       3